Exhibit 3.1

Constitution

of

Benitec Biopharma Limited

ACN 068 943 662

Adopted by special resolution at the General Meeting held on 17 July 2013

6.	CALLS	11
6.1	Directors may make calls	11
6.2	Notice of calls	11
6.3	Difference in terms of issue as to calls	11
6.4	Fixed payments deemed calls	11
6.5	Interest on sums not paid	11
6.6	Payment of calls	12
6.7	Terms of call	12
6.8	Time of call	12
6.9	Liability of joint holders	12
6.10	Proof of calls	12
6.11	Prepayment of calls	12

7.	FORFEITURE OF SHARES	13
7.1	Forfeiture upon non-payment of calls	13
7.2	Notice of forfeiture	13
7.3	Forfeiture of Shares	13
7.4	Evidence of forfeiture	13
7.5	Effect of forfeiture	14
7.6	Sale of forfeited Share	14
7.7	Proceeds of sale	14
7.8	Redemption of forfeited Shares	15
7.9	Surrender of Shares	15
7.10	Non-Payment treated as call	15

8.	TRANSFER OF SHARES	15
8.1	Transfer document	15
8.2	Registration procedure	15
8.3	Registration of transfer	16
8.4	Restrictions on transfer	16
8.5	Notice of refusal to register	16
8.6	Transfer not complete until name entered in the Register	17
8.7	More than 3 persons registered	17
8.8	Powers of Attorney	17

9.	TRANSMISSION OF SHARES	17
9.1	Death of a Member	17
9.2	Transmission on death or bankruptcy	17
9.3	Election as to registration on transmission	18
9.4	Entitlement of deceased rights	18
9.5	Joint entitlement	18
9.6	Mental Incapacity	18

10.	ALTERATION OF CAPITAL	19
10.1	Company’s power to alter capital	19
10.2	Reduction of capital	19
10.3	Power to buy Shares	19

11.	VARIATION OR CANCELLATION OF RIGHTS	19
11.1	Variation or cancellation of rights of class of Shares	19
11.2	No consent or sanction required for redemption	20
11.3	No variation by issue of further Shares ranking equally	20

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12.	RESTRICTED SECURITIES	20

13.	PROPORTIONAL TAKEOVER BIDS	20
13.1	Definitions	20
13.2	Prohibition on registration of transfer unless takeover scheme approved	21
13.3	Approving resolution	21
13.4	Entitlement to vote on approving resolution	21
13.5	Bidder and associates not entitled to vote	21
13.6	Approving resolution passed	21
13.7	General meeting provisions to apply	21
13.8	Meeting to be held before approving resolution deadline	21
13.9	Notice as to whether approving resolution is passed	21
13.10	Approving resolution deemed to have been passed	22
13.11	Effect of this clause	22

14.	UNMARKETABLE PARCELS	22
14.1	Definitions	22
14.2	Notice to Unmarketable Parcel Holder	22
14.3	Revocation or withdrawal of notice	22
14.4	Sale of Unmarketable Parcels	23
14.5	Company may not sell below Authorised Price	23
14.6	Company to pay all costs	23
14.7	Title of purchaser of Unmarketable Parcel	23
14.8	Remedy of Unmarketable Parcel Holder	23
14.9	Evidence of sale in accordance with this clause	23
14.10	Receipt of proceeds of sale	23
14.11	Company to deal with proceeds of sale	24
14.12	Overriding effect of this clause	24
14.13	Clause ceases to have effect following announcement of takeover bid or takeover announcement	24
14.14	Clause may be invoked only once in any 12 Month period	24

15.	GENERAL MEETINGS	24
15.1	Annual general meetings	24
15.2	General meetings	25
15.3	Members may requisition meeting	25
15.4	Notice of general meeting	25
15.5	Contents of notice of general meeting	25
15.6	Meetings may be cancelled or postponed	26
15.7	Omission to give notice	26
15.8	Technology	26

16.	PROCEEDINGS AT GENERAL MEETING	26
16.1	Member deemed to be present	26
16.2	Attorney of Member	26
16.3	Representative of body corporate	26
16.4	Quorum for general meeting	27
16.5	No quorum	27
16.6	Chairperson of general meeting	27

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16.7	Powers of chairperson	27
16.8	Adjournment of general meeting	27
16.9	Notice of adjourned meeting	28

17.	VOTING	28
17.1	Resolution determined by majority	28
17.2	Casting vote of chairperson	28
17.3	Method of voting	28
17.4	Demand for poll	28
17.5	Conduct of poll	28
17.6	Votes	29
17.7	Voting if call unpaid on Shares	29
17.8	Voting by joint holders	29
17.9	Voting by transmittee	29
17.10	Voting by Member of unsound mind	29
17.11	Voting exclusions	30
17.12	Ruling on entitlements and votes	30
17.13	Presence of Member	30

18.	PROXIES	30
18.1	Instrument appointing proxy	30
18.2	Deposit of proxy or appointment of representative with company	31
18.3	Validity of vote given in accordance with proxy	31
18.4	Form of proxy	31

19.	DIRECTORS	32
19.1	Continuing Directors and duration of appointment	32
19.2	Number of Directors	32
19.3	No Share qualification	32
19.4	Election of Directors by company	32
19.5	Directors may fill casual vacancies or appoint additional Directors	32
19.6	Eligibility for election as a Director	32
19.7	Alternate Director	33
19.8	Auditor cannot be Director	33

20.	DIRECTOR’S TENURE OF OFFICE	33
20.1	Directors’ tenure of office	33
20.2	Retiring Director eligible for re-election	34
20.3	Removal of Director by the Company	34
20.4	Vacation of office	34

21.	DIRECTOR’S REMUNERATION	35
21.1	Remuneration for non-executive directors	35
21.2	Additional remuneration for extra services	35
21.3	Remuneration to be in accordance with Listing Rules	35
21.4	Expenses of Directors	35
21.5	Payment of retirement benefits	36
21.6	Retirement benefits generally	36
21.7	Death of a Director	36
21.8	Company may contract to pay retirement benefits	36

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22.	DIRECTOR’S CONTRACTS	36
22.1	Directors not disqualified from holding office or contracting with Company	36
22.2	Director can act in professional capacity	36
22.3	Director not to vote on contract in which it has a material personal interest	37
22.4	Directors to declare interest	37
22.5	Directors to declare potential conflicts	37
22.6	Secretary to record declarations of Directors	37
22.7	Application to Alternate Director	37

23.	POWERS OF DIRECTORS	37
23.1	Powers of Directors	37
23.2	Powers to borrow or raise money	38
23.3	Directors may vote Shares in other corporations	38
23.4	Agent or attorney	38
23.5	Sub-delegation of powers	38

24.	EXECUTIVE DIRECTORS	38
24.1	Managing director	38
24.2	Directors may confer powers on executive directors	38
24.3	Remuneration of executive directors	39

25.	PROCEEDINGS OF DIRECTORS	39
25.1	Board meetings	39
25.2	Director to be regarded as present at meeting	39
25.3	Place of meeting	39
25.4	Convening of Directors meeting	39
25.5	Notice of meeting	40
25.6	Directors may act notwithstanding vacancy	40
25.7	Quorum for Board meetings	40
25.8	Meeting competent to exercise all powers	40
25.9	Chairperson of Board meetings	40
25.10	Documents tabled at meeting	40
25.11	Questions to be decided by majority	40
25.12	Resolution in writing	40
25.13	Resolution passed deemed to be determination of Board	41
25.14	Committee powers and meetings	41
25.15	Validity of acts of Directors	41

26.	SECRETARY	42

27.	MINUTES AND REGISTERS TO BE KEPT	42
27.1	Minutes	42
27.2	Minutes to be signed by chairperson	42
27.3	Registers	42
27.4	Branch registers	42

28.	THE SEAL	43
28.1	Use of common seal	43
28.2	Duplicate seals	43
28.3	Share seal	43
28.4	Affixing the Share seal	43

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29.	NEGOTIABLE INSTRUMENTS	44

30.	RESERVES	44
30.1	Reserves	44
30.2	Carry forward of profits	44
30.3	Revaluation of assets	44

31.	DIVIDENDS	44
31.1	Power to determine and declare dividends vested in Directors	44
31.2	Apportionment of dividends	44
31.3	Not restricted to profits	45
31.4	Dividend payable by distribution of assets	45
31.5	Dividends may be payable in foreign currency	45
31.6	No interest payable on dividends	45
31.7	Directors may retain certain dividends	45
31.8	Directors may deduct from dividends money payable to Company	45
31.9	Payment of dividends	46
31.10	Unclaimed dividends	46
31.11	Effect on dividends of transfer of shares	46
31.12	Dividend Reinvestment Plan	46
31.13	Amendment of Dividend Reinvestment Plan	47

32.	CAPITALISATION OF PROFITS	47
32.1	Capitalisation of profits	47
32.2	Directors powers in relation to capitalisation of profits	47

33.	FINANCIAL STATEMENTS	47
33.1	Financial records	47
33.2	Financial, Director’s and auditor’s reports to be laid before annual general meeting	48
33.3	Financial statements and reports	48

34.	AUDIT	48
34.1	Auditors	48
34.2	Financial statements to be audited	48
34.3	Register to be audited	48

35.	INSPECTION OF RECORDS	48

36.	NOTICES	49
36.1	Service of notices by Company	49
36.2	Posting notices to overseas Members	49
36.3	Notices to joint holders	49
36.4	Notice deemed to be served	49
36.5	Service by post	49
36.6	Notices to Members whose whereabouts unknown	50
36.7	Notices binding on transferees	50
36.8	Notice to deceased or bankrupt Members	50
36.9	Signing of notices	50
36.10	Counting of days	50

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37.	WINDING UP	50
37.1	Distribution of surplus assets	50
37.2	Fee or commission paid to liquidator to be approved in general meeting	51
37.3	Distribution in specie	51
37.4	Member need not accept encumbered property	51

38.	INDEMNITY AND INSURANCE	51
38.1	Indemnity	51
38.2	Insurance	52

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Corporations Act 2001

A Public Company Limited by Shares

Constitution

of

Benitec Biopharma Limited

ACN 068 943 662

Adopted by special resolution at the General Meeting held on 17 July 2013

1.	PRELIMINARY

1.1	Definitions

In this Constitution, unless the context otherwise requires:

“Act” means the Corporations Act 2001 (Cth);

“ACO Rules” means the ASX Clear Operating Rules as amended from time to time;

“ACPL” means the ASX Clear Pty Ltd [ACN 001 314 503];

“Alternative Director” means a person for the time being appointed by a Director and approved by the majority of the other Directors as an alternative Director of the Company under clause 19.7;

“ASPL” means the ASX Settlement Pty Ltd [ACN 008 504 532];

“ASX” means (as the case requires) ASX Limited [ACN 008 624 691] or the financial market operated by ASX Limited (alone or by or with one or more of its subsidiaries) known as ASX or the Australian Securities Exchange;

“ASX Settlement Operating Rules” means the ASX Settlement Operating Rules as amended from time to time;

“Board” means the Directors acting as a Board of Directors;

“CHESS” means the Clearing House Electronic Sub-register System operated by ASPL.

“CHESS approved securities” means for which CHESS approval has been given in accordance with the ACO Rules and the ASX Settlement Operating Rules;

“Company” means Benitec Biopharma Limited [ACN 068 943 662];

“Constitution” means the constitution of the Company for the time being in force;

“Directors” mean the directors of the Company from time to time;

“Financial Year” has the meaning given to the term “financial year” in the Act;

“Listing Rules” means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX;

“Member” means a person who is entered in the Register as the holder of Shares in the capital of the Company;

“Month” means calendar month;

“Office” means the registered office for the time being of the Company;

“Official List” means the official list of entities that ASX has admitted and not removed;

“Register” means the registers and/or sub-registers of Members to be kept pursuant to the Act and the Listing Rules;

“Related Body Corporate” has the same meaning given to the term “related body corporate” in the Act;

“Resolution” means a resolution other than a Special Resolution;

“Restricted Securities” has the same meaning given to it in the Listing Rules;

“Seal” means the common seal of the Company (if any) or, where appropriate, the duplicate seal or the official seal;

“Secretary” means a person appointed as secretary of the Company and also includes any person appointed to perform the duties of secretary on a temporary basis and any duly appointed assistant secretary;

“Shares” means shares in the capital of the Company; and

“Special Resolution” has the same meaning given to the term “special resolution” in the Act.

1.2	Corporations Act and Listing Rules definitions

In this Constitution, unless the context otherwise requires, an expression defined in, or given a meaning for the purposes of, the Act or the Listing Rules or the ASX Settlement Operating Rules, has the same definition or meaning in this Constitution to the extent that it relates to the same matter for which it is defined or given a meaning in the Act or the Listing Rules or the ASX Settlement Operating Rules. Words that are given a general meaning in the Act have the same meaning in this Constitution. If the Company is admitted to the Official List and where any such expression appears in more than one of the Act, the Listing Rules or the ASX Settlement Operating Rules and have different interpretations therein then the relevant interpretation of such expression as used in this Constitution shall be that of the relevant definition in the Act, the Listing Rules or ASX Settlement Operating Rules applicable to the context in which the expression is used in this Constitution.

1.3	Interpretation

In this Constitution, unless the context otherwise requires:

(a)	a reference to:

(i)	the singular includes the plural and vice versa;

(ii)	a gender includes every gender;

(iii)	the Act, any section or schedule of the Act or any other legislation is a reference to that law as amended, consolidated, supplemented or replaced, and includes a reference to any regulation, instrument or other form of subordinate legislation made under that Act or legislation (including the Corporations Regulations 2001 and, if at the relevant time the Company is admitted to the Official List, the ASIC Market Integrity Rules (ASX Market) 2010), each as amended, consolidated, substituted, supplemented or replaced;

(iv)	rules (or a rule) is a reference to those rules (or that rule) as amended, consolidated, supplemented or replaced;

(v)	a “business day” is a reference to a day upon which major trading banks are ordinarily open for business in the capital city of the state or territory in which the Office is located excluding Saturdays, Sundays and officially declared public holidays;

(vi)	“in writing” or “written” includes printing, lithography, photography and other means of representing or reproducing words in a visible form;

(vii)	“paid up” or “paid” includes credited as paid up or paid;

(viii)	“dividend” includes bonus;

(ix)	any person includes a reference to any individual, company, body corporate, association, authority, partnership, firm, joint venture, trust or government agency, and in respect of a function performed by a person or a power or authority held or exercised by a person includes any substituted, re-constituted or successor person performing that function or holding or exercising that power or authority;

(x)	this Constitution includes any schedule, annexure or exhibit to this Constitution and a reference to a clause, schedule or paragraph is to a clause, schedule or paragraph of this Constitution;

(xi)	any instrument (such as a deed, agreement or document) is to that instrument (or, if required by the context, to a part of it) as amended, novated, substituted or supplemented at any time and from time to time;

(xii)	the word “including” or “includes” means “including but not limited to” or “including without limitation”; and

(b)	the table of contents and headings are for convenience only and must be ignored in interpreting and applying this Constitution.

1.4	Replaceable rules not to apply

To the maximum extent permitted by the Act, the provisions of the Act that apply as replaceable rules do not apply to the Company.

1.5	Constitution subject to the Act

Notwithstanding anything express or implied in this Constitution, each and every provision of this Constitution is subject to the Act and if the Company is Listed, the Listing Rules and the ASX Settlement Operating Rules. The Company must at all times comply with the Act and where applicable, the Listing Rules and the ASX Settlement Operating Rules. If there is any inconsistency between a clause or provision of this Constitution and the Act, the Act will prevail to the extent of the inconsistency.

1.6	Listing Rules, ACO Rules and ASX Settlement Operating Rules only have effect if Company is listed

In this Constitution, a reference to the Listing Rules, the ACO Rules or the ASX Settlement Operating Rules is to have effect only if at the relevant time the Company is admitted to the Official List and is otherwise to be disregarded.

A reference to the Listing Rules shall be read as if the words “if applicable” appeared immediately thereafter, and shall apply only if the Company is admitted to the Official List or any securities of the Company are quoted on ASX. If the Company is not admitted to the Official List or (disregarding any suspension or trading halt) no securities of the Company are quoted on ASX, the reference to the Listing Rules (and any requirement that a provision be construed or applied subject to or in accordance with the Listing Rules) shall be disregarded.

1.7	Constitution subject to Listing Rules if Company is listed

If the Company is admitted to the Official List the following clauses apply:

(a)	despite anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done.

(b)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done.

(c)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d)	if the Listing Rules require this Constitution to contain a provision and it does not contain that provision, this Constitution is deemed to contain that provision.

(e)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision.

(f)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules or ASX Settlement Operating Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

2.	SHARE CAPITAL

2.1	Allotment and issue of Shares under control of Directors

The allotment and issue of Shares is under the control of the Directors. Subject to this Constitution, the Act, the Listing Rules and any rights for the time being attached to the Shares in any special class of Shares, the Directors:

(a)	may allot, issue or otherwise deal with or dispose of Shares to any persons, on any terms and conditions, at that issue price and at those times as the Directors think fit;

(b)	have full power to give any person a call or option over any Shares during any time and for any consideration as the Directors think fit; and

(c)	may issue Shares with any preferential, deferred or special rights, privileges or conditions or with any restrictions (whether in regard to dividend, voting, return of Share capital or otherwise) as the Directors determine.

2.2	Company may issue preference Shares

The Company may not issue any preference Shares unless the rights and restrictions attaching to those preference Shares are set out in this Constitution or in a Special Resolution.

2.3	Redeemable preference Shares

The Company may issue preference Shares which are, or at the option of the Company are to be, liable to be redeemed. The terms upon which and the manner in which any redemption is to be effected must, if permitted by law, be specified in the conditions of issue of the preference Shares.

2.4	Rights of holders of preference Shares

All preference Shares issued by the Company confer on the holders of those preference Shares:

(a)	the same rights as holders of ordinary Shares to receive notices, reports and audited accounts and to attend general meetings of the Company; and

(b)	the right to vote in each of the following circumstances and in no others:

(i)	during a period during which a dividend (or part of a dividend) for the Share is in arrears;

(ii)	on a proposal to reduce the Company’s Share capital;

(iii)	on a Resolution to approve the terms of a buy-back agreement;

(iv)	on a proposal that affects rights attached to the Share;

(v)	on a proposal to wind up the Company;

(vi)	on a proposal for the disposal of the whole of the Company’s property, business and undertaking;

(vii)	during the winding up of the Company;

(viii)	subject to the Listing Rules, in any additional circumstances specified in the terms of issue of such preference shares by the Company relating to the share on its allotment and issue.

(c)	Holders of a preference Share will be entitled to:

(i)	a dividend in preference to holders of ordinary Shares; and

(ii)	a return of capital in preference to holders of ordinary Shares when the Company is wound up.

2.5	Interest on share capital

The Company is authorised to pay interest on share capital in the circumstances and on the conditions provided for in the Act.

2.6	Brokerage or commission

Subject to the provisions and restrictions contained in the Act and the Listing Rules, the Company may pay brokerage or commission to any person in consideration of the person subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares in the Company or for procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares in the Company. Any brokerage or commission may be paid or satisfied in cash, by the allotment of fully or partly paid Shares, debentures or debenture stock of the Company, partly in cash and partly in the allotment of fully or partly paid shares or otherwise.

2.7	Joint Holders

Where two (2) or more persons are registered as the holders of any Share, they are deemed to hold the Share as joint tenants with benefits of survivorship, subject to the following provisions:

(a)	the joint holders are jointly and severally liable for all payments (including calls and instalments) which are to be made for the Share;

(b)	on the death of any joint holder, the survivor or survivors are the only person or persons recognised by the Company as having any title to the Share, but the Directors may require evidence of death;

(c)	any one (1) joint holder may give a valid receipt for any dividend, bonus or return of capital payable to the joint holders; and

(d)	delivery of a notice or a certificate for a Share to any joint holder is sufficient delivery to all the joint holders.

2.8	Recognition of trusts or other interests

Subject to the requirements of the Act or except as required by this Constitution, the Company is entitled to treat the registered holder of any Shares as the absolute owner of those Shares and, accordingly, the Company is not compelled in any way or bound to recognise (whether or not it has notice):

(a)	a person as holding a Share upon any trust; or

(b)	any equitable, contingent, future or partial claim to or interest in any Share or unit of a Share or any other rights in respect of a Share, except an absolute right of ownership in the registered Member.

3.	CERTIFICATES

3.1	Certificated holdings

Notwithstanding any other provision of this Constitution, the provisions of this clause 3 apply if:

(a)	the Directors determine to issue certificates for Shares or other marketable securities of the Company and such issue of certificates is not contrary to the Act or, if the Company is admitted to the Official List, the Listing Rules, the ACO Rules or the ASX Settlement Operating Rules; or

(b)	the Company is required by the Act and, if the Company is admitted to the Official List, the Listing Rules, the ACO Rules or the ASX Settlement Operating Rules to issue certificates for Shares or other marketable securities of the Company, and then only for those Shares or other marketable securities for which certificates are required to be issued.

3.2	Issue of certificates

Subject to this Constitution, where the Directors determine or the Company is required by the Act, the Listing Rules, the ACO Rules or the ASX Settlement Operating Rules to issue certificates for Shares or other marketable securities of the Company, the certificates must be issued under the Seal or by two (2) Directors or a Director and a Secretary signing the certificates, and in accordance with the Act, the Listing Rules, the ACO Rules or the ASX Settlement Operating Rules and must include all information required by the Act, the Listing Rules, the ACO Rules and the ASX Settlement Operating Rules.

3.3	Entitlement of Member to certificate

Subject to this Constitution, every Member is entitled free of charge to one (1) certificate of title for each class of Shares or other marketable securities registered in that Member’s name or to several certificates each for a reasonable proportion of those Shares or marketable securities.

3.4	Certificate for joint holders

Where Shares or other marketable securities are registered in the names of two (2) or more persons, the Company is only required to issue such certificates as would be required if those marketable securities were held by one person, and delivery of a certificate or certificates to one of them is sufficient delivery to all.

3.5	Cancellation of certificate on transfer

(a)	Subject to this Constitution, on every application to register the transfer of any Shares or other marketable securities or to register any person as a Member in respect of any Shares or other marketable securities which may have been transmitted to that person by operation of law, the certificate for those Shares or other marketable securities must be delivered up to the Company for cancellation and a new certificate in similar form specifying the Shares or other marketable securities transferred or transmitted must be delivered to the transferee or transmittee within 5 business days after the day the name of the transferee or transmittee is entered in the Register in respect of the Shares or other marketable securities transferred or transmitted.

(b)	If registration is required for only some of the Shares or other marketable securities specified on the certificate delivered up to the Company, a new certificate specifying the Shares or other marketable securities remaining un-transferred or un-transmitted must be delivered to the transferor.

3.6	Replacement of certificates

(a)	The Company must issue a replacement certificate:

(i)	if the certificate is worn out or defaced, upon production and delivery of the certificate to the Company to be replaced and cancelled; or

(ii)	if the certificate is lost or destroyed, upon the Company being furnished with:

(A)	satisfactory evidence that the certificate has been lost or destroyed, and has not been disposed of or pledged, as is required by the Act;

(B)	an undertaking to return the certificate if found, as required by the Act; and

(C)	if the Directors consider it necessary, a bond or indemnity as the Act Authorises.

(b)	All replacement certificates must be issued within 5 business days after the Company receives the original certificate or evidence of loss or destruction and clearly marked “Duplicate certificate issued in replacement of certificate number: (insert number)”.

4.	CHESS

4.1	Participation in CHESS

(a)	The Board may at any time resolve that the Company will participate in CHESS.

(b)	This clause 4 will apply if the Company is granted participation in CHESS.

4.2	Compliance with ACO Rules and ASX Settlement Operating Rules

The Company must comply with the ACO Rules and the ASX Settlement Operating Rules if its securities are CHESS approved securities. In particular the Company must comply with the requirements of the ACO Rules, the ASX Settlement Operating Rules and the Listing Rules regarding the maintenance of registers, the issuing of holding statements and transfers in relation to its CHESS approved securities.

4.3	Registers

If the Company’s securities are CHESS approved securities, in addition to the CHESS sub-register, it must provide for an issuer sponsored sub-register, or a certificated sub-register, or both (at least if the Company has Restricted Securities on issue).

4.4	No interference with proper transfer

The Company must not in any way prevent, delay or interfere with the generation of a proper transfer or the registration of a paper-based transfer in registrable form (which satisfies the requirements of clause 8), except as permitted by clause 8.4, the Listing Rules, the ACO Rules and the ASX Settlement Operating Rules.

5.	LIEN OVER SHARES

5.1	Lien

(a)	The Company has a first and paramount lien on every Share for:

(i)	The amount due and unpaid on a call or instalment on that Share;

(ii)	if the Share was acquired under an employee incentive scheme, any amount owing to the Company for acquiring that Share; and

(iii)	any amount the Company is required by law to pay (and has paid) in respect of that Share of a Member or deceased Member.

(b)	A lien extends to reasonable interest accruing daily at any rates the Directors may determine, and expenses incurred because the amount is not paid.

5.2	Extent of lien

The Company’s lien (if any) on a Share extends to all dividends, bonuses and other monies payable for the Share including the proceeds of sale of the Share, and the Company may deduct or set-off against any dividends, bonuses or other monies, any monies due and payable to the Company.

5.3	Exemption from lien

The Directors may at any time declare any Share to be wholly or in part exempt from the provisions of clauses 5.1 and 5.2. The Directors may waive or compromise all or any part of any payment due to the Company under this clause 5.

5.4	Sale under lien

The Company may sell any Shares on which the Company has a lien in any manner the Directors think fit provided:

(a)	a sum in respect of which the lien exists is presently payable; and

(b)	the Company has, not less than 30 days before the date of the sale, given notice in writing, stating and demanding payment of the amount which is presently payable, to the registered holder of the Shares or the person entitled to the Shares because of the death or bankruptcy of the registered holder. In the case of shares in a CHESS holding, any notice will comply with the Listing Rules, the ACO Rules and ASX Settlement Operating Rules.

5.5	Proceeds of sale of Shares sold under lien

The net proceeds of the sale of Shares sold under lien (after payment of all costs and expenses incurred in selling the Shares) will be received by the Company and applied in payment of:

(a)	the expenses of the sale or other disposal;

(b)	any expenses necessarily incurred in respect of the forfeiture of the relevant Share, or the enforcement of the lien on the sale or other disposal;

(c)	that part of the amount for which the lien exists and which is presently payable and any interest on that amount; and

(d)	the balance (if any) will be held on trust by the Company until paid to the person registered as the holder of the Shares immediately before the Shares were sold or as such person (or if more than one such person, as such persons) direct in writing.

5.6	Transfer on sale under lien

(a)	The Company may do all things necessary to give effect to a sale of Shares on which the Company has a lien, including authorising a Director or any other person to:

(i)	execute a transfer of the Shares sold in favour of the purchaser of the Shares; and

(ii)	do all acts and things as are necessary or desirable under the Act, the Listing Rules the ACO Rules and the ASX Settlement Operating Rules to effect a transfer of the Shares sold in favour of the purchaser of the Shares.

(b)	The purchaser is to be registered as the holder of the Shares transferred, and is not bound to see to the application of the purchase money, nor will the purchaser’s title to the Shares be affected by any irregularity or invalidity in connection with the sale.

(c)	Registration by the Company of a transfer of Shares on which the Company has a lien without giving to the transferee notice of its claim releases the Company’s lien in so far as it relates to sums owing by the transferor or any predecessor in title.

5.7	Lien on payments made by the Company

If any law imposes or purports to impose any immediate, future of possible liability on the Company to make any payment or empowers any person to require the Company to make any payment in respect of any Shares registered in the name of any Member (whether solely or jointly with others) or in respect of any dividends or other moneys to which that Member is or may become entitled to receive from the Company, the Company:

(a)	is fully indemnified by that Member against all liability;

(b)	has a lien on those Shares and all dividends and other moneys payable in respect of those Shares for all moneys so paid by the Company, together with interest on that amount at such reasonable rate as the Directors may determine and accruing daily from the date of payment to the date of repayment, and may deduct or set off against any such dividend or other moneys payable any moneys so paid or payable by the Company together with interest;

(c)	may recover as a debt due from that Member any moneys so paid by the Company together with interest calculated on the basis set out in sub clause (b); and

(d)	subject to the Listing Rules, may refuse to register a transfer of any Shares by that Member until the money and interest has been paid to the Company.

Nothing in this clause prejudices or affects any right or remedy which the Company may have and any such right or remedy (including those noted above) is enforceable by the Company against every such Member or, if the Member is deceased or bankrupt, the Member’s legal personal representative or the trustee of the Member’s estate (as the case may be).

5.8	Protection of Lien, charge or other right

The Directors may do all things necessary or desirable under the ASX Settlement Operating Rules to protect any lien, charge or other right to which the Company may be entitled under any law or under this Constitution.

5.9	Remedies limited to damages

The remedy of any person aggrieved by the sale, re-allotment or cancellation of its Shares under this clause 5 or clauses 6 or 7 is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

6.	CALLS

6.1	Directors may make calls

Subject to compliance with the Act and the Listing Rules and the terms upon which the Shares may have been issued, the Directors may make calls as they think fit on the Members for all monies unpaid on the Shares held by the Members that are not monies made payable at fixed times by the conditions of allotment. A call will be deemed to have been made when the Resolution of the Directors authorising that call was passed and may be made payable by instalments.

6.2	Notice of calls

The Company must give the person on whom the call is made written notice of the call and in the case of the listed partly paid Shares the notice must be given at least 30 business days before the call is due. The notice must specify the amount of the call, the time and place for payment and any other information required by the Listing Rules. The non-receipt of any notice by, or the accidental omission to give notice of any call to, any Member will not invalidate the call.

6.3	Difference in terms of issue as to calls

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the time for payment of those calls.

6.4	Fixed payments deemed calls

Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any fixed date:

(a)	will for the purposes of this Constitution be deemed to be a call duly made and payable on the date on which the sum is payable under the terms of issue of that Share; and

(b)	in case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise will apply as if the sum had become payable by virtue of a call duly made and notified.

6.5	Interest on sums not paid

If a sum called in respect of a Share is not paid in full on or before the due date for payment, then that outstanding sum will bear interest from the date for payment to the time of actual payment at any rate as the Directors may determine and the person from whom the sum is due must pay any costs expenses or damages incurred by the Company in relation to the non-payment or late payment. The Directors may waive payment of interest payable under this clause, either in whole or in part. Any interest payable accrues daily and may be capitalised monthly or at such other intervals as the Directors determine.

6.6	Payment of calls

Each Member must pay the amount of every call made on it at the times and places appointed by the Directors and specified in the notice under clause 6.2.

6.7	Terms of call

(a)	Subject to the Listing Rules, the Directors may revoke or postpone a call.

(b)	Subject to the Listing Rules and the terms of issue of the shares, a call may be payable by instalments.

6.8	Time of call

A call is treated as having been made at the time when the resolution of the Directors authorising the call was passed.

6.9	Liability of joint holders

The joint holders of a share are jointly and severally liable to pay calls in respect of the share.

6.10	Proof of calls

(a)	In any proceeding for the recovery of monies due for any call, it is sufficient and conclusive evidence of the debt due if it is proved that:

(i)	the name of the Member sued is entered in the Register as the holder or one of the holders of the Shares in respect of which the call was made;

(ii)	subject to clause 6.4, the Resolution making the call was recorded in the minute book; and

(iii)	notice of the call was given to the Member sued in accordance with this Constitution.

(b)	It will not be necessary to prove the appointment of the Directors who made the call or any other matter.

6.11	Prepayment of calls

(a)	The Directors may, if they think fit, receive from any Member willing to advance it, the whole or any part of the amount unpaid on Shares held by it over and above any sum actually called up or in circumstances of no amount having been called up. The Directors may then either:

(i)	if the Member so requests, make a call on the Member for the amount advanced, pro rata in respect of all Shares held by that Member on which monies remain unpaid or on any other basis as agreed between that Member and the Directors; or

(ii)	authorise payment by the Company of interest on the whole or any part of the amount so received until the amount becomes due for payment or is repaid by the Company, at a rate agreed between the Member paying the sum in advance and the Directors.

The Directors may at any time authorise repayment of the whole or any part of the amount paid in advance upon giving to the Member 14 days notice in writing of the date for repayment.

(b)	The amount paid in advance will not confer a right on the Member to participate in dividends paid or otherwise participate in profits of the Company in respect of a period before the date on which the amount advanced but for such payment have become payable.

7.	FORFEITURE OF SHARES

7.1	Forfeiture upon non-payment of calls

Unless the Directors otherwise determine, any Share upon which a call is unpaid at the expiration of date specified the notice provided under clause 7.2 will be absolutely forfeited without any Resolution of the Directors or other proceeding. Subject to the Act and the Listing Rules, the Directors may then proceed to cancel or sell the forfeited Shares.

7.2	Notice of forfeiture

If the Member fails to pay a call on the day appointed for payment of the call, the Directors may, at any time while any part of the call remains unpaid, serve a notice on that Member:

(a)	Requiring payment of so much of the call as is unpaid, together with any interest that had accrued and all costs, expenses or damages that may have been incurred by the Company by reason of the non-payment or late payment of the call or instalment;

(b)	Specify a date (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made; and

(c)	Stating that, in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

7.3	Forfeiture of Shares

If the requirements of a notice served under clause 7.2 are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be absolutely forfeited without any Resolution of the Directors to that effect or other proceeding. Subject to the Act and Listing Rules, the Directors may then proceed to cancel or sell the forfeited Shares.

7.4	Evidence of forfeiture

A statement in writing declaring that the person making the statement is a Director or Secretary of the Company and that a Share in the Company has been duly forfeited on a date stated in the statement, is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to the Share.

7.5	Effect of forfeiture

Upon forfeiture of a Share:

(a)	the person whose Share is forfeited will cease to be a Member in respect of the forfeited Share;

(b)	that person will lose all entitlements to dividends declared, interest and other money payable by the Company in respect of the forfeited Share and not actually paid before the forfeiture;

(c)	that person remains liable to pay, and must immediately pay, to the Company all money which, at the date of forfeiture, was payable by it to the Company in respect of the forfeited Share together with interest at the rate determined by the Directors on that amount at the rate determined by the Directors from the date of forfeiture until the time of actual payment. The liability of the person ceases if and when the Company receives payment in full of all the outstanding moneys (including interest) payable in respect of the Share. The Directors are under no obligation to enforce payment; and

(d)	Except as otherwise provided by this Constitution or, while the Company is admitted to the Official List, the Listing Rules, all interest in, and all claims and demands against the Company in respect of, the forfeited Share and all other rights incidental to the Share are extinguished.

7.6	Sale of forfeited Share

(a)	If the Directors determine to sell any forfeited Shares, the Company may dispose of any forfeited Shares on any terms in any manner as the Directors determine, and in accordance with any applicable requirements of the Act and the Listing Rules. At any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Director’s determine.

(b)	The Company may do all things necessary to give effect to the sale of the forfeited Shares, including authorising a Director or any other person to:

(i)	execute a transfer of the Shares sold in favour of the purchaser of the Shares; and

(ii)	do all acts and things as are necessary or desirable under the Act, the Listing Rules, the ACO Rules or the ASX Settlement Operating Rules, to effect a transfer and to enable the forfeited Shares to be disposed of, including registration of the transferee as the holder of the Share.

(c)	The transferee of the forfeited Shares is not bound to see to the application of any money paid as consideration. The title of the transferee to the Shares is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Shares.

7.7	Proceeds of sale

The proceeds of sale of any forfeited Shares (if any) received by the Company must be applied in payment of:

(a)	first, the expenses of the sale;

(b)	second, any expenses necessarily incurred in connection with the forfeiture, including any interest accrued;

(c)	third, the calls then due and unpaid; and

(d)	the balance (if any) must be held on trust by the Company until paid to the Member whose Shares have been sold within 5 business days of receipt by the Company of the proceeds of sale.

7.8	Redemption of forfeited Shares

A Share belonging to a person which has been forfeited may be redeemed at any time up to, but not including, the day on which the Share is intended to be sold, by payment to the Company of all calls due on the Share and any other costs and expenses which may be permitted by the Act and the Listing Rules, and on payment the person is entitled to the Share as if the forfeiture had not occurred.

7.9	Surrender of Shares

The Directors may accept the surrender of any Share which they are entitled to forfeit on any terms they think fit and any Share so surrendered may be disposed of in the same manner as a forfeited Share.

7.10	Non-Payment treated as call

The provisions of this clause 7 apply in the case of non-payment of any sum that, by the terms of issue of a Share, becomes payable at a fixed time, as if that sum had been payable by virtue of a call duly made and notified.

8.	TRANSFER OF SHARES

8.1	Transfer document

Subject to this Constitution, the Act, the Listing Rules, the ACO Rules and the ASX Settlement Operating Rules a Member may transfer all or any Shares by a transfer document duly stamped (if necessary) and delivered to the Company. The transfer document must be in writing in the usual or common form or in any other form as the Directors may from time to time prescribe or, in particular circumstances, agree to accept and must signed by or on behalf of the transferor or as otherwise permitted by the Act.

8.2	Registration procedure

Subject to this Constitution, the Act, the Listing Rules, the ACO Rules and the ASX Settlement Operating Rules, every transfer document must relate only to Shares of one class and must be delivered to the Company accompanied by the certificate for the Shares to be transferred and any other evidence the Directors may require to prove the title of the transferor or its right to transfer the Shares. The Company must retain all transfer documents that are registered but any transfer document which the Directors refuse to register must (except in the case of fraud or suspected fraud) be returned on demand to the person who deposited that document.

8.3	Registration of transfer

Subject to clause 8.4, the Company must register each registrable paper-based transfer of Shares which complies with clauses 8.1 and 8.2, the Act and the Listing Rules and must do so without charge other than in circumstances expressly permitted by the Listing Rules.

8.4	Restrictions on transfer

(a)	Except as otherwise provided for in the Listing Rules, the ACO Rules or the ASX Settlement Operating Rules, the Directors may in their absolute discretion ask ASPL to apply a holding lock to prevent a proper transfer, or refuse to register a paper-based transfer, of a Share where:

(i)	the Company has a lien on the Shares the subject of the transfer;

(ii)	if the transfer is paper-based, either a law related to stamp duty prohibits the Company from registering it or the Company is otherwise allowed to refuse to register it under the Listing Rules; or

(iii)	the transfer does not comply with the terms of any employee incentive scheme of the Company.

(b)	Except as otherwise provided for in the Listing Rules, the ACO Rules or the ASX Settlement Operating Rules the Directors must ask ASPL, to apply a holding lock to prevent a proper transfer, or refuse to register a paper-based transfer, of a share:

(i)	to the extent of any restriction on a Member’s capacity to transfer the Shares in circumstances where the Company is served with a court order that restricts a Member’s capacity to transfer the Shares;

(ii)	where registration of the transfer may break an Australian law and the ASX has agreed in writing to the application of a holding lock (which must not breach an ACO Rule or an ASPL Settlement Rule) or that the Company may refuse to register a transfer;

(iii)	during the escrow period of Restricted Securities except as permitted by the Listing Rules;

8.5	Notice of refusal to register

(a)	If the Company refuses to register a paper-based transfer under clause 8.4, it must tell the lodging party in writing of the refusal and the reason for it, within 5 business days after the date on which the transfer was lodged with the Company.

(b)	If the Company asks ASPL to apply a holding lock under clause 8.4, it must tell the holder of the Shares in writing of the holding lock and reason for it, within 5 business days after the date in which it asked for the holding lock.

(c)	The failure to provide a notice pursuant to clause 8.5(a) will not invalidate the decision of the Directors.

8.6	Transfer not complete until name entered in the Register

Subject to the ACO Rules and the ASX Settlement Operating Rules, the transferor of a Share remains the holder of the Share until the name of the transferee is entered in the Register in respect of that Share.

8.7	More than 3 persons registered

If more than 3 persons are noted in the Register as holders of securities of the Company, or a request is made to register more than 3 persons then (except in the case of executors or trustees or administrators of a deceased Member), the first 3 persons named in the Register or the request (as the case may be) are deemed to be the holders of those securities and no other persons will be regarded by the Company as a holder of those securities for any purpose whatsoever.

8.8	Powers of Attorney

Any power of attorney granted by a Member empowering the attorney to transfer shares which may be lodged, produced or exhibited to the Company or any Officer of the Company will be treated as continuing and remaining in full force and effect, as between the Company and the grantor of that power, and the power of attorney may be acted on, until express notice in writing that it has been revoked or notice of the death of the grantor has been given and lodged at the Office or at the place where the Register is kept.

9.	TRANSMISSION OF SHARES

9.1	Death of a Member

In the event of the death of a Member:

(a)	where the Member was a joint holder of any Shares, the surviving joint holder (or holders) is (or are) the only person (or persons) recognised by the Company as having any title to or interest in those Shares; and

(b)	where the Member was not 1 of 2 or more joint holders, the legal personal representatives of the Member are the only persons recognised by the Company as having any title to or interest in the Shares registered in its name.

This clause does not in any way release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by the deceased with other persons. Despite this clause 9.1, the Directors may register a transfer of Shares signed by a Member before a transmission event occurred even though the Company has subsequent notice of the transmission event.

9.2	Transmission on death or bankruptcy

Subject to the requirements set out in clause 9.3, any person becoming entitled to a Share as a consequence of the death or bankruptcy of a Member or otherwise by operation of law may, upon production of any evidence of its entitlement which the Directors may require, elect either to be registered itself as holder of the Share or to have another person nominated by it registered as the holder of that Share.

9.3	Election as to registration on transmission

(a)	If the person becoming entitled to a Share elects to be registered itself, it must deliver or send to the Company a notice in writing signed by it stating that it so elects.

(b)	If the person becoming entitled to a Share elects to have another person registered, it must effect a transfer of the Share in favour of that person.

(c)	Subject to the ACO Rules and the ASX Settlement Operating Rules, all the limitations, restrictions and provisions of this Constitution relating to the right to transfer, the form of transfer and the registration of transfers of Shares will be applicable to any notices under clause 9.3(a) or transfers under clause 9.3(b) as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by that Member.

(d)	If the Company had acted in good faith in registering a person pursuant to clause 9.2, the person who makes the election must indemnify the Company to the extent of any loss or damage suffered by the Company as a result of the registration.

9.4	Entitlement of deceased rights

Where the registered holder of a share dies or becomes bankrupt, the deceased’s personal representative or the trustee of the deceased’s estate (as the case may be) is entitled to the same dividends and other advantages and rights as the Member would have been entitled to if the Member had not died or become bankrupt but, before registered as a holder of the share, the person will not be entitled in respect of the share to exercise any right conferred by membership in relation to general meetings in respect of the share.

9.5	Joint entitlement

Where two or more persons are jointly entitled to any share in consequence of the death or bankruptcy of the registered holder, they are treated as being joint holders of the share for the purposes of this Constitution.

9.6	Mental Incapacity

(a)	If a person entitled to a share because of the mental incapacity of a Member gives the Directors information they reasonably require establishing the person’s entitlement to be registered as the holder of the share:

(i)	The person may elect either:

(A)	to be registered as the holder of the share in which case the person must give a written and signed notice to the Company; or

(B)	to transfer the share to another person in which case the person must give a completed transfer form to the Company; and

(ii)	the person is entitled, whether or not registered as the holder of the share, to the same rights as the Member.

(b)	On receiving an election under clause 9.6(a)(i)(A), the Company must register the person as the holder of the share.

(c)	A transfer under clause 9.6(a)(i)(B) is subject to the same rules as apply to transfers generally.

(d)	Subject to the ACO Rules and the ASX Settlement Operating Rules, all limitations, restrictions and provisions of this Constitution relating to the right to transfer, and the registration of transfer of, shares apply to any notices under clause 9.6(a)(i)(A) or transfers (under clause 9.6 (a)(i)(B) as if the Member had not suffered the mental incapacity and the notice or transfer were a transfer signed by that Member.

(e)	If the Company had acted in good faith in registering a person pursuant to clause 9.6 the person who makes the election must indemnify the Company to the extent of any loss or damage suffered by the Company as a result of the registration.

10.	ALTERATION OF CAPITAL

10.1	Company’s power to alter capital

The Company may, by Resolution passed at a general meeting and subject to the Act and the Listing Rules:

(a)	consolidate all or any of its Shares into Shares of a larger amount;

(b)	subdivide its Shares or any of them into Shares of a smaller amount, but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each subdivided Share is the same as it was for the Share from which the subdivided Share is derived; or

(c)	cancel Shares which have been forfeited, subject to the requirements of the Listing Rules.

10.2	Reduction of capital

Subject to the Act and the Listing Rules, the Company may reduce its capital in any manner.

10.3	Power to buy Shares

The Company may, in accordance with the Act and the Listing Rules, buy its own Shares on any terms and conditions determined by the Directors.

11.	VARIATION OR CANCELLATION OF RIGHTS

11.1	Variation or cancellation of rights of class of Shares

Subject to the Act and the Listing Rules, all or any of the rights and privileges attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied or cancelled by Special Resolution of the Company and with the consent in writing of the holders of at least 75% of the Shares issued in that class or with the sanction of a Special Resolution passed at a meeting of holders of the Shares of that class. In relation to each separate meeting of members holding a class of shares to approve that Special Resolution:

(a)	the necessary quorum is constituted by the holders present personally or representing by proxy, attorney or as representative and entitled to vote in respect of at least one third of the issued Shares of the class or, if there is only one holder of Shares of that class, that person;

(b)	any holder of Shares of that class present in person or representing by proxy, attorney or as representative may demand a poll; and

(c)	the provisions contained in this Constitution relating to notice of meetings, the appointment of a chairperson and of proxies, attorneys and representatives, the depositing and form and validity of proxies and the conduct of general meetings will otherwise apply to any meeting of a class.

11.2	No consent or sanction required for redemption

A consent or sanction referred to in clause 11.1 is not required for the redemption of any Shares or any other variation of rights attaching to any Shares where that redemption or variation is in accordance with the terms of issue of those Shares.

11.3	No variation by issue of further Shares ranking equally

The rights conferred upon the holders of the Shares of any class are not, unless otherwise expressly provided by the terms of issue of the Shares of that class, deemed varied or abrogated by the creation or issue of further Shares of the same class ranking equally with or in priority to the Shares already issued in respect of those rights.

12.	RESTRICTED SECURITIES

The Company must comply in all respects with the requirements of the Listing Rules relating to Restricted Securities. Notwithstanding any other provisions of this Constitution:

(a)	Restricted Securities cannot be disposed of (as the term “disposed” is defined in the Listing Rules) during the escrow period for those Restricted Securities, except as permitted by the Listing Rules or ASX;

(b)	the Company must refuse to acknowledge a disposal (including registering a transfer) of Restricted Securities during the escrow period for any Restricted Securities except as permitted by the Listing Rules or ASX; and

(c)	during a breach of the Listing Rules relating to Restricted Securities, or a breach of a restriction agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.

13.	PROPORTIONAL TAKEOVER BIDS

13.1	Definitions

In this clause:

“approving resolution” has the same meaning as in section 648D(1) of the Act;

“approving resolution deadline” has the meaning specified in section 648D(2) of the Act;

“associate” has the meaning specified in Part 1.2 Division 2 of the Act;

“proportional takeover bid” has the meaning specified in section 9 of the Act.

13.2	Prohibition on registration of transfer unless takeover scheme approved

Where an offer has been made under a proportional takeover bid in respect of Shares included in a class of Shares in the Company, the registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under the proportional takeover bid is prohibited unless and until a resolution to approve the proportional takeover bid is passed in accordance with the provisions of this Constitution.

13.3	Approving resolution

An approving resolution is to be voted on at a meeting, convened and conducted by the Company of the persons entitled to vote on the approving resolution under section 648D(1)(b) of the Act.

13.4	Entitlement to vote on approving resolution

A person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under the proportional takeover bid was made, held Shares included in that class is entitled to vote on an approving resolution and, for the purposes of so voting, is entitled to one (1) vote for each of those Shares.

13.5	Bidder and associates not entitled to vote

The bidder or an associate of the bidder is not entitled to vote on an approving resolution.

13.6	Approving resolution passed

An approving resolution is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the Resolution is greater than 50%, and otherwise is taken to have been rejected.

13.7	General meeting provisions to apply

The provisions of this Constitution that apply to a general meeting of the Company apply, with any modifications as the circumstances require, to a meeting that is convened pursuant to this clause and apply as if that meeting was a general meeting of the Company.

13.8	Meeting to be held before approving resolution deadline

Where takeover offers have been made under a proportional takeover bid, then the Directors of the Company must ensure that a Resolution to approve the proportional takeover bid is voted on in accordance with this clause before the approving resolution deadline in relation to the proportional takeover bid.

13.9	Notice as to whether approving resolution is passed

Where an approving resolution to approve a proportional takeover bid is voted on, in accordance with this clause, before the approving resolution deadline in relation to the proportional takeover bid, the Company must, on or before the approving resolution deadline:

(a)	give to the bidder; and

(b)	serve on ASX

a notice in writing stating that an approving resolution to approve the proportional takeover bid has been voted on and that the approving resolution has been passed, or has been rejected, as the case requires.

13.10	Approving resolution deemed to have been passed

Where, as at the end of the day before the approving resolution deadline in relation to a proportional takeover bid under which offers have been made, no Resolution to approve the proportional takeover bid has been voted on in accordance with this clause, an approving resolution to approve the proportional takeover bid is, for the purposes of this clause, deemed to have been passed in accordance with this clause.

13.11	Effect of this clause

This clause ceases to have effect on the third anniversary of the date of its adoption or of its most recent renewal.

14.	UNMARKETABLE PARCELS

14.1	Definitions

In this clause:

“Authorised Price” means the price per Share equal to the average of the last sale price of the Shares of the Company quoted on the ASX for each of the 10 trading days immediately preceding the date of any offer to purchase Unmarketable Parcels accepted by the Company pursuant to this clause;

“Effective Date” means the date immediately following the expiry of the period referred to in the notice given by the Company to Unmarketable Parcel Holders in accordance with this clause;

“Marketable Parcel” means a number of Shares equal to a marketable parcel as defined in the Listing Rules, calculated on the day before the Company gives notice under clause 14.2;

“Unmarketable Parcel” means a number of Shares which is less than a Marketable Parcel; and

“Unmarketable Parcel Holder” means a Member holding less than a Marketable Parcel.

14.2	Notice to Unmarketable Parcel Holder

The Company must give written notice to an Unmarketable Parcel Holder advising of the Company’s intention to sell its Unmarketable Parcel under this clause. If the Unmarketable Parcel Holder, within 6 weeks from the date the notice is sent by the Company, gives written notice to the Company that it wishes to retain its Shares or the Unmarketable Parcel Holder’s holding of the relevant Shares has increased to a Marketable Parcel, the provisions of this clause will not apply to the Shares held by that Unmarketable Parcel Holder.

14.3	Revocation or withdrawal of notice

If an Unmarketable Parcel Holder has given written notice to the Company that it wishes its Shares to be exempted from this clause, it may at any time prior to the Effective Date revoke or withdraw that notice and the provisions of this clause will then apply to the Shares held by that Unmarketable Parcel Holder. The Directors may, prior to a sale being effected under this clause 14, revoke a notice given or suspend or terminate the operation of this clause either generally or in a specific circumstance.

14.4	Sale of Unmarketable Parcels

Subject to clause 14.2, on and from the Effective Date, the Company may sell or otherwise dispose of the Shares held by each Unmarketable Parcel Holder on any terms and in that manner and at those times that the Directors determine. For the purpose of selling or disposing of those Shares, each Unmarketable Parcel Holder irrevocably:

(a)	appoints the Company as its agent to sell all the Shares held by it at a price not less than the Authorised Price;

(b)	appoints the Company and each Director and Secretary from time to time jointly and severally as its attorney in its name and on its behalf to effect a transfer document for its Shares and to otherwise act to effect a transfer of its Shares;

(c)	appoints the Company as its agent to deal with the proceeds of sale of those Shares in accordance with this clause.

14.5	Company may not sell below Authorised Price

The Company may only sell the Shares of an Unmarketable Parcel Holder if the Company has received offers for all the Shares constituting Unmarketable Parcels at the same price, which may not be less than the Authorised Price.

14.6	Company to pay all costs

The Company will pay all costs and expenses of the sale and disposal of Unmarketable Parcels under this clause.

14.7	Title of purchaser of Unmarketable Parcel

Once the name of the purchaser of the Shares sold or disposed of in accordance with this clause is entered in the Register for those Shares, the title of the purchaser to those Shares is not affected by any irregularity or invalidity in connection with the sale or disposal of those Shares and the validity of the sale may not be impeached by any person.

14.8	Remedy of Unmarketable Parcel Holder

The remedy of any Unmarketable Parcel Holder who is aggrieved by the sale or disposal of its Shares under this clause is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

14.9	Evidence of sale in accordance with this clause

A statement in writing declaring that the person making the statement is a Director or Secretary of the Company and that the Shares of an Unmarketable Parcel Holder have been dealt with in accordance with this clause, is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to those Shares.

14.10	Receipt of proceeds of sale

The receipt by the Company of the proceeds of sale of the Shares of an Unmarketable Parcel Holder is a good discharge to the purchaser of all liability in respect of the purchase of those Shares and the purchaser will not be bound to see to the application of the money paid as consideration.

14.11	Company to deal with proceeds of sale

The Company will receive the proceeds of sale of the Shares of each Unmarketable Parcel Holder and will deal with those proceeds as follows:

(a)	the proceeds must be paid into a separate bank account opened and maintained by the Company for that purpose;

(b)	the proceeds must be held in trust for the Unmarketable Parcel Holder;

(c)	the Company must, immediately following a receipt of the proceeds, notify the Unmarketable Parcel Holder in writing that the proceeds of the sale of those Shares have been received by the Company and are being held by the Company pending receipt of the certificate for the Shares sold or disposed of and seeking instructions from the Unmarketable Parcel Holder as to how the proceeds are to be dealt with;

(d)	the Company must deal with the sale proceeds as instructed by the Unmarketable Parcel Holder on whose behalf they are held if the Member provides to the Company the certificate for those Shares or, if that certificate has been lost or destroyed, a statement and undertaking in accordance with the Act is provided to the Company; and

(e)	if the whereabouts of the Unmarketable Parcel Holder are unknown or no instructions are received from the Unmarketable Parcel Holder within 2 years of the proceeds being received by the Company, the Company may deal with those proceeds according to the applicable laws dealing with unclaimed monies.

14.12	Overriding effect of this clause

Subject to clause 14.13 and 14.14, the provisions of this clause 14 have effect despite any other provision of this Constitution.

14.13	Clause ceases to have effect following announcement of takeover bid or takeover announcement

This clause 14 ceases to have effect following the announcement of a takeover bid or takeover announcement but, despite clause 14.14, the procedures set out in this clause may be started again after the close of the bids made under the takeover bid or takeover announcement.

14.14	Clause may be invoked only once in any 12 Month period

The provisions of this clause may be invoked only once in any 12 Month period.

15.	GENERAL MEETINGS

15.1	Annual general meetings

Annual general meetings of the Company are to be held in accordance with the Act and the Listing Rules. The business of an annual general meeting is:

(a)	to receive and consider the profit and loss account and balance sheet and the reports of the Directors and of the auditors and the statement of the Directors;

(b)	to elect Directors;

(c)	to appoint the auditor (unless previously appointed or approved by a Resolution of the Members);

(d)	to transact any other business which may be properly brought before the meeting or required by law or (if applicable) by the Listing Rules.

15.2	General meetings

The Directors may convene a general meeting of the Company whenever they think fit.

15.3	Members may requisition meeting

Members may requisition the holding of a general meeting in accordance with the Act and the Directors must convene a general meeting as soon as practicable after receiving that requisition.

15.4	Notice of general meeting

Notice of every annual general meeting, general meeting or meeting of any class of Members must be given in the manner provided by this Constitution and in accordance with the Listing Rules and the Act to the Members and those persons who are otherwise entitled under this Constitution the Act or Listing Rules to receive notices. No other person is entitled to receive notices of annual general meeting, general meeting or meeting of any class of Members unless the Act or Listing Rules otherwise require.

15.5	Contents of notice of general meeting

Every notice convening a general meeting must include or be accompanied by all information required by the Act and the Listing Rules and must at least:

(a)	set out the place, the day and time for the meeting (and, if the meeting is to be held in two (2) or more places, the technology that will be used to facilitate this);

(b)	state the general nature of the business to be transacted at the meeting and any intention to propose a Special Resolution to be proposed;

(c)	include a statement that:

(i)	a Member entitled to attend and vote is entitled to appoint a proxy;

(ii)	a proxy need not be a Member; and

(iii)	a Member who is entitled to cast 2 or more votes may appoint 2 proxies and must specify the proportion or number of votes each proxy is appointed to exercise;

(d)	be accompanied by an instrument of proxy in the form described in this Constitution or in any other form as the Directors may from time to time prescribe or accept; and

(e)	if required by the Listing Rules, include a voting exclusion statement.

15.6	Meetings may be cancelled or postponed

The Directors may at any time after notice of a general meeting has been given, postpone or cancel the general meeting by giving notice to all persons entitled to receive notice of that general meeting.

15.7	Omission to give notice

Except as prescribed by the Act, the accidental omission to give notice of a meeting to any Member or the non-receipt of notice of a meeting by any Member does not invalidate any of the proceedings at that meeting.

15.8	Technology

The Company may hold a general meeting simultaneously at two (2) or more venues using any technology that gives the Members as a whole a reasonable opportunity to participate in the meeting.

16.	PROCEEDINGS AT GENERAL MEETING

16.1	Member deemed to be present

A Member may attend a general meeting at which it is entitled to be present, and is deemed to be present, in any of the following ways:

(a)	in person;

(b)	by attorney;

(c)	by proxy;

(d)	in the case of a Member that is a body corporate, by a representative appointed by section 250D of the Act.

16.2	Attorney of Member

Any Member may appoint an attorney to act on its behalf at a meeting of the Company, at all meetings of the Company, or at all meetings of the Company during a specified period. Before the first meeting at which the attorney acts on the Member’s behalf, the power of attorney (or a certified copy) must be deposited at the Office or at any place specified in the notice convening that meeting. The chairperson of the meeting may require evidence satisfactory to him or her of the power of attorney (or certified copy) having been deposited at the Office or at any place specified in the notice, or of the identity of the person claiming to have been appointed as an attorney of a Member, or both, to be produced prior to admitting the person to the meeting or that person being entitled to speak or vote at the meeting.

16.3	Representative of body corporate

Any Member that is a body corporate may, in accordance with the Act, by Resolution of its Directors authorise any person to act as its representative at any meeting. That representative is then entitled to exercise the same powers as the body corporate appointing the representative could have exercised as a Member, if it were a natural person. The chairperson of the meeting may require evidence satisfactory to him or her of the appointment of the representative by the Member, or of the identity of a person claiming to have been appointed as a representative of a Member, or both, to be produced prior to admitting the person to the meeting or that person being entitled to speak or vote at the meeting.

16.4	Quorum for general meeting

No business may be transacted at any general meeting unless a quorum of Members is present at the commencement of the business. A quorum is three (3) Members present in person orrepresented by proxy, attorney or a representative. If a Member has appointed more than one proxy, attorney or representative, only one of them may be counted.

16.5	No quorum

If a quorum is not present within 30 minutes after the time appointed for the meeting, any meeting convened on a requisition of Members is dissolved but any other meeting stands adjourned to the same day in the next week at the same time and place or to any other day, time and place as the Directors may appoint by notice to the Members. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the adjourned meeting, then those Members who are present in person are deemed to be a quorum and may transact the business for which the meeting was called.

16.6	Chairperson of general meeting

The chairperson of the Directors, or, in the chairperson’s absence, the deputy chairperson (if any) will be entitled to take the chair at every general meeting. If there is no chairperson or deputy chairperson of Directors or if at any meeting the chairperson or deputy chairperson is not present within 30 minutes after the time appointed for holding the meeting or if the chairperson or deputy chairperson (as the case requires) is unwilling to act as chairperson of the meeting, the Directors present may choose a person to act as chairperson of the meeting. If the Directors do not choose a person to act as chairperson of the meeting, the Members present must choose one (1) of the Directors to be chairperson unless no Director is present or willing to take the chair, in which case the Members must choose one (1) of the Members to be chairperson.

16.7	Powers of chairperson

The chairperson of the meeting is responsible for the general conduct of the general meeting. Any question arising at a general meeting relating to the order, business, procedure or conduct of the meeting shall be referred to the chairperson whose decision is final. At any general meeting, a declaration by the chairperson that a Resolution or Special Resolution has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of proceedings of the Company is conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against that Resolution or Special Resolution.

16.8	Adjournment of general meeting

The chairperson of a general meeting may with the consent of any general meeting at which a quorum is present, and must if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

16.9	Notice of adjourned meeting

If any general meeting is adjourned for more than one (1) month, a notice of the adjournment and resumed general meeting must be given to Members of the Company in the same manner as notice was or ought to have been given of the original meeting.

17.	VOTING

17.1	Resolution determined by majority

At a general meeting all Resolutions submitted to the meeting will be decided by a simple majority of votes except where a greater majority is required by this Constitution, the Act or the Listing Rules.

17.2	Casting vote of chairperson

In the case of an equality of votes, whether on a show of hands or on a poll, the chairperson will have a casting vote in addition to the vote or votes to which the Chairperson may be entitled as a Member, unless the chairperson is not entitled for some other reason to cast a vote on the Resolution or if the chairperson casts a vote and the Act, the Listing Rules or this Constitution require that no account be taken of the vote, in which case the Resolution is not passed.

17.3	Method of voting

Every Resolution submitted to the meeting, in the first instance, will be determined by a show of hands unless a poll is demanded in accordance with clause 17.4 or the Act either before or on the declaration of the result of the vote on a show of hands.

17.4	Demand for poll

A poll may be demanded on any Resolution by:

(a)	the chairperson;

(b)	at least five (5) Members present in person or representing by attorney or proxy or as representative; or

(c)	any one (1) or more Members present in person or representing by attorney or proxy or as representative holding Shares conferring not less than 5% of the total voting rights of all Members having the right to vote on the Resolution, but no poll may be demanded on the election of a chair or on a question of the adjournment of a meeting. The demand for a poll may be withdrawn.

17.5	Conduct of poll

The chairperson will decide in each case the manner in which a poll is taken, but in all cases it must ascertain the number of votes attaching to Shares held or represented by persons voting in favour of a Resolution or Special Resolution and the number of votes attaching to Shares held or represented by persons voting against the Resolution. Any dispute as to the admission or rejection of a vote will be determined by the chairperson and that determination made in good faith will be final and conclusive.

17.6	Votes

Subject to this Constitution, the Listing Rules and the rights or restrictions on voting for the time being which may attach to or be imposed on any class of Shares, at meetings of Members or classes of Members:

(a)	each Member entitled to vote may vote in person or by attorney, proxy or representative;

(b)	on a show of hands every Member (including each holder of preference Shares who has a right to vote) present in person or by proxy or attorney or representative will have one (1) vote; and

(c)	on a poll every Member (including each holder of preference Shares who has a right to vote) present in person or by proxy, attorney or representative will have one (1) vote for each fully paid Share held by that Member and a fraction of a vote for each partly paid Share, where the fraction is equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) for that Share, ignoring any amounts paid in advance of a call.

17.7	Voting if call unpaid on Shares

A Member will not be entitled to vote at any general meeting in respect of Shares held by the Member for which calls or other monies are due and payable to the Company at the time of the meeting. Subject to any restrictions affecting the right of any Member or class of Members to attend any meeting, a Member holding any Shares upon which no calls or other monies are due and payable to the Company is entitled to receive notices and to attend any general meeting and to vote and be reckoned in a quorum despite that monies are then due and payable to the Company by that Member in respect of other Shares held by that Member. Upon a poll, a Member will only be entitled to vote in respect of Shares held by the Member upon which no calls or other monies are due and payable to the Company at the time of the meeting.

17.8	Voting by joint holders

Where there are joint holders of any Share, any joint holder may vote at any meeting either personally or by proxy or attorney or representative in respect of the Shares as if they were solely entitled to those Shares, but if more than one (1) joint holder is present at any meeting (whether personally, by proxy or by attorney or by representative) and tenders a vote, only the vote of the joint holder whose name appears first on the register will be counted. Several legal personal representatives of a deceased Member will for the purpose of this clause be deemed to be joint holders of the Shares registered in the name of that Member.

17.9	Voting by transmittee

A person entitled to transmission of a Share under clause 8 who, at least 48 hours before the time notified for a general meeting (or an adjourned meeting), satisfies the Board of its right to that Share, may vote at that general meeting in respect of that Share as if the person were registered as the holder of the Share.

17.10	Voting by Member of unsound mind

If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under a law relating to mental health, that Member’s committee or trustee or other person who properly has the management of the Member’s estate may, if that person has at least 48 hours before the time notified for a general meeting (or an adjourned meeting) satisfied the Board of its relationship to the Member or the Member’s estate, exercise the rights of the Member in respect of the general meeting as if the committee, trustee or other person were the Member.

17.11	Voting exclusions

If:

(a)	in accordance with the requirements of the Listing Rules; or

(b)	to ensure that a Resolution on which the Act requires that particular persons do not cast a vote (whether in all circumstances or some circumstances) so that the Resolution has a specified effect under the Act;

the notice of a general meeting includes any voting exclusion statement specifying that, in relation to particular business to be considered at that general meeting, votes cast by particular persons (whether specified by name or description of particular classes of persons, and whether in all circumstances or some circumstances) are to be disregarded by the Company, the Company must take no account, in determining the votes cast on a Resolution relating to that business (whether a Special Resolution or an ordinary Resolution) or for any other purpose, of any vote cast or purported to be cast by or on behalf of any of those persons (whether on a show of hands or on a poll) in relation to that Resolution except to the extent permitted by the Listing Rules or the Act (as applicable).

17.12	Ruling on entitlements and votes

An objection may be raised with the chairperson of a general meeting as to the qualification of a purported voter or the admission or rejection of a vote by any person present and entitled (or claiming to be entitled) to vote but that objection may be made only at the general meeting or adjourned meeting at which the purported voter wishes to vote or the vote objected to is given or tendered and, in relation to that objection:

(a)	the decision of the chairperson is final and conclusive; and

(b)	a vote not disallowed as a result is valid and effective for all purposes.

17.13	Presence of Member

If a Member is present either in person, represented by its attorney or by its corporate representative, and a person appointed by that Member as proxy is also present at that meeting, the person appointed by the Member as proxy may not exercise the rights conferred by the instrument of proxy while the Member attorney or corporate representative is present. An attorney may not exercise any rights on behalf of his or her appointor if the appointor or the appointor’s corporate representative is present.

18.	PROXIES

18.1	Instrument appointing proxy

The instrument appointing a proxy must be in writing and signed by the appointor or the appointor’s attorney or duly authorised representative in writing, or, if the appointor is a body corporate, by its duly appointed corporate representative or at least two (2) of its officers (or by one (1) director if the body corporate has only one director).

18.2	Deposit of proxy or appointment of representative with company

The instrument appointing a proxy or representative must be received by the Company at least 48 hours before the meeting or resumption of the meeting by delivery to the Company’s Office, or by facsimile received at the Company’s Office, or received at any other place, facsimile number or electronic address specified for the purpose of receiving instruments appointing proxies (or copies of such instruments) in the notice of meeting or otherwise by any other means permissible under section 250B of the Act.

If the instrument appointing a proxy is or purports to have been signed by an attorney or other representative of a Member, the original power of attorney under which it is signed (or a certified copy of the power of attorney) or evidence satisfactory to the chairperson of the Board of the appointment of the other representative of the Member who signed the instrument purporting to appoint the proxy (as the case requires) must be received (by post or delivery) at the Company’s Office at least 48 hours before the meeting and must accompany the representative and be produced to an authorized representative of the Company when the representative attends the relevant meeting. The chairperson of the Board may determine that a copy document received by facsimile, electronic or other means is to be treated as satisfactory evidence of the appointment of the attorney or representative.

18.3	Validity of vote given in accordance with proxy

Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a proxy votes in accordance with the terms of the instrument of proxy, a vote cast by the proxy will be valid even if, before the proxy or attorney voted:

(a)	the Member dies;

(b)	the Member is mentally incapacitated;

(c)	the Member revokes the proxy’s appointment;

(d)	the Member revokes the authority under which the proxy was appointed by a third party; or

(e)	the Member transfers the Share for which the proxy was given.

18.4	Form of proxy

(a)	Every instrument of proxy must specify the Member’s name and address, the Company’s name, the proxy’s name or the name of the office held by the proxy and the meetings at which the proxy may be used, and must otherwise comply with the provisions of section 250A of the Act.

(b)	The instrument of proxy may be worded so that a proxy is directed to vote either for or against or abstain from voting each of the resolutions to be proposed. Any instrument of proxy deposited in accordance with this Constitution in which the name of the appointee is not filled will be deemed to be given in favour of the chairperson of the meeting to which it relates. The instrument of proxy may specify the proportion or number of votes that the proxy may exercise.

19.	DIRECTORS

19.1	Continuing Directors and duration of appointment

The Directors who hold office at the date of adoption of this Constitution continue in office subject to this Constitution. Directors shall hold office until removed under clause 20.3 or until their office is vacated pursuant to this Constitution, the Act or the Listing Rules.

19.2	Number of Directors

The number of the Directors must not be less than three (3), nor, until otherwise determined by the Company in general meeting, more than ten (10). At least two (2) Directors must ordinarily reside in Australia.

19.3	No Share qualification

A Director need not be the holder of any Shares in the Company.

19.4	Election of Directors by company

The election of Directors must be by Resolution of the Company in general meeting.

19.5	Directors may fill casual vacancies or appoint additional Directors

Notwithstanding clause 19.4, the Directors have power at any time and from time to time to appoint any other person as a Director either to fill a casual vacancy or as an addition to the Board but so that the total number of Directors must not at any time exceed the maximum number for the time being fixed by or under this Constitution. Any Director, other than a managing director, appointed under this clause after the Company is Listed must retire from office at, and will be eligible for re-election at the next annual general meeting following their appointment, but that Director will not be taken into account in determining the number of Directors who are to retire by rotation.

19.6	Eligibility for election as a Director

(a)	Except in the case of a Director retiring from the Board under this Constitution or a person recommended for appointment by the Board, a person is only eligible to be appointed as a Director by Resolution of the Company in general meeting, where the Company receives at its Office at least 30 business days before the relevant general meeting both:

(i)	a nomination of the person by a Member. A Member (being a natural person) duly entitled to attend and vote at a general meeting referred to in this clause 19.6(a) and clause 19.6(b) may also propose themselves for election in accordance with this Constitution; and

(ii)	a consent to that nomination signed by the person nominated for election as a Director.

(b)	A person recommended by the Board for appointment as a Director must be nominated by a Director at least 25 business days before the relevant general meeting at which the appointment of that proposed Director will be considered.

19.7	Alternate Director

Subject to the provisions of the Act, the Listing Rules, clause 19.8 of this Constitution and the approval of a majority of the other Directors, each Director may from time to time by written notice to the Company signed by the Director appoint any person (whether or not a Member) to act as an alternate Director in their place during any period they think fit. The following provisions apply to any Alternate Director:

(a)	that Director may be removed or suspended from office by written notice given at any time to the Company from and signed by the Director who appointed the alternative Director notwithstanding that the period of the appointment of the alternative Director has not expired;

(b)	that Director is entitled to receive notice of meetings of the Board, to attend meetings (if the Director who appointed it is not present) and to be counted towards a quorum at meetings;

(c)	that Director is entitled to vote at meetings the alternative Director attends on all Resolutions on which the appointor could vote had that appointor attended and, where the alternative Director is also a Director in its own right, it has a separate vote on behalf of the Director it is representing in addition to its own vote;

(d)	that Director may exercise any powers that the appointor may exercise in the appointor’s own right where the appointor is unavailable for any reason except the power to appoint an alternate Director. The action of an alternate Director will be conclusive evidence as against third parties of the unavailability of the appointor;

(e)	that Director automatically vacates office if the Director who appointed the alternative Director is removed or otherwise ceases to hold office for any reason;

(f)	that Director, whilst acting as a Director, is responsible to the Company for its own acts and defaults and is not deemed for any purpose to be the agent of the Director by whom it was appointed;

(g)	that Director is not entitled to receive any remuneration from the Company but is entitled to reimbursement for reasonable travelling and other expenses incurred by it in attending meetings of the Board or otherwise on the Company’s business;

(h)	that Director is not to be taken into account in determining the number of Directors for the purposes of this Constitution; and

(i)	that Director may act as an alternate for more than one (1) Director.

19.8	Auditor cannot be Director

No auditor of the Company or partner or employee or employer of an auditor can be appointed as a Director or an alternate Director of the Company.

20.	DIRECTOR’S TENURE OF OFFICE

20.1	Directors’ tenure of office

(a)	Subject to the Act, the Listing Rules and this Constitution, at each annual general meeting the following Directors automatically retire and must not continue to hold office (without re-election):

(i)	One-third of the Directors or, if their number is not a multiple of 3, then the number nearest to but not exceeding one-third of the Directors (excluding Directors who retire by virtue of clause 20.1(a)(ii); and

(ii)	Any Director who has held office for greater than 3 years following their appointment or if that Director did not retire at that annual general meeting would, at the next annual general meeting, have held office for more than three annual general meetings following their appointment or election, whichever is longer, after which they must retire from office.

(b)	A Director retiring in accordance with clause 20.1(a) may act as a Director throughout the meeting at which it retires and at any adjournment.

(c)	This clause does not apply to the managing director, but if there is more than one (1) managing director, only one (1) is entitled not to be subject to this clause.

(d)	The Directors who are to retire by reason of clause 20.1(a)(i) are those of the Directors the subject of that clause who have been in office the longest and, as between Directors who have been in office for an identical period, those to retire are (unless they otherwise agree amongst themselves) to be selected by lot.

(e)	Where a Director has previously vacated office, the length of time that Director has been in office will be computed from the Director’s last election or appointment at an annual general meeting.

20.2	Retiring Director eligible for re-election

A Director who retires or whose office is vacated under this Constitution will, unless disqualified under the Act or this Constitution, be eligible for election or re-election to the Board. If another person is not elected by the Company to fill the vacated office, the retiring Director will, if offering itself for re-election and not being disqualified under the Act or this Constitution from holding office as a Director, be deemed to have been re-elected as a Director unless at that general meeting:

(a)	it is expressly resolved not to fill the vacated office or to reduce the number of Directors; or

(b)	a Resolution for the re-election of that Director is put and lost.

20.3	Removal of Director by the Company

The Company may, in addition to any power conferred by the Act, by Resolution remove any Director at any time and may, if so desired, by resolution appoint a replacement Director.

20.4	Vacation of office

(a)	The office of a Director will be automatically vacated if:

(i)	the Director becomes an insolvent under administration;

(ii)	the Director becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the laws relating to mental health;

(iii)	the Director’s office is vacated, the Director is removed under this Constitution or the Director is prohibited from being a Director in accordance with any of the provisions of the Listing Rules, the Act or any order made under the Act;

(iv)	the Director resigns its office by notice in writing to the Company;

(v)	the Director, either by itself or by its alternate Director, fails to attend Board meetings for a continuous period of six (6) Months without leave of absence from the Board; or

(vi)	the Director is an executive director, upon termination of the Director’s employment or services agreement with the Company.

(b)	A Director whose office is vacated under sub-paragraphs (i), (ii) or (iii) of paragraph (a), above, will not be eligible for re-election until the disability (or disabilities) referred to is (or are) removed.

21.	DIRECTOR’S REMUNERATION

21.1	Remuneration for non-executive directors

Subject to clause 21.3 and the Listing Rules, the Directors will be paid remuneration for services rendered as Directors (but excluding any remuneration payable to any Director under any executive service contract with the Company or a Related Body Corporate) as the Company in general meeting may from time to time determine, which may be divided among the Directors in any proportions and in any manner as they may from time to time determine. The remuneration of a Director will be deemed to accrue from day to day.

21.2	Additional remuneration for extra services

If any Director performs extra services or makes any special exertions, whether in going or residing abroad or otherwise for any of the purposes of the Company, that Director may be paid an additional sum for those services and exertions. This payment may be either in addition to or in place of that Director’s part of any remuneration determined under the preceding clause.

21.3	Remuneration to be in accordance with Listing Rules

The remuneration payable to Directors must comply with the Listing Rules and in particular:

(a)	fees payable to non-executive directors must be by way of a fixed sum, and not by way of a commission on or a percentage of profits or operating revenue;

(b)	if the Company is admitted to the Official List, the remuneration payable to executive directors must not include a commission on or percentage of operating revenue; and

(c)	the total fees payable to Directors must not be increased without the prior approval of Members in general meeting.

21.4	Expenses of Directors

In addition to any remuneration, the Directors must also be paid all travelling and other expenses properly incurred by them in attending and returning from meetings of the Directors, any committee of the Directors or any general meetings of the Company or otherwise in connection with the business of the Company.

21.5	Payment of retirement benefits

A Director may be paid a retirement benefit as determined by the Directors in accordance with the Act and the Listing Rules and, where required by the Act or the Listing Rules, as approved by the Company in general meeting.

21.6	Retirement benefits generally

A retirement benefit includes any benefit paid in consequence of the loss by a Director of, or the retirement of the Director from, the office of Director, or in consequence of the death of the Director.

21.7	Death of a Director

Where a retirement benefit is payable in consequence of the death of a Director, that benefit may be paid to the Director’s spouse, children or such other persons as the Directors may determine were financially dependant on the Director at the time of the Director’s death, in such shares as may be determined by the Directors.

21.8	Company may contract to pay retirement benefits

The Company may enter into a contract or arrangement with a Director for the purposes of providing or making arrangements for the payment of a retirement benefit subject to compliance with the Act and clause 21.5.

22.	DIRECTOR’S CONTRACTS

22.1	Directors not disqualified from holding office or contracting with Company

Except as otherwise provided in the Act or the Listing Rules:

(a)	no Director will be disqualified by virtue of its office from holding any office or place of profit (other than as auditor) with the Company or with any company promoted by the Company or with any corporation in which the Company is a Member or which is a Member of the Company or in which the Company is otherwise interested;

(b)	no Director and any firm, body or entity in which the Director has a direct or indirect interest will be disqualified by virtue of the Director’s office from contracting with the Company (whether as vendor, purchaser or otherwise);

(c)	no contract referred to in this clause 22 or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested can be avoided and no Director will be liable to account to the Company for any profit arising from that contract or arrangement or from any office referred to in this clause 22.1 by reason only of that Director holding that office or of the Director’s fiduciary relationship with the Company.

22.2	Director can act in professional capacity

Subject to the Act and the Listing Rules, a Director or a Director’s firm may act in a professional capacity (other than as auditor) for the Company and that Director or that Director’s firm is entitled to remuneration for professional services as if the relevant Director was not a Director.

22.3	Director not to vote on contract in which it has a material personal interest

Subject to the Act and the Listing Rules, neither a Director nor its alternate Director may vote at any meeting of the Board about any contract or arrangement in which the Director has, whether directly or indirectly, a material personal interest, nor be present while the relevant matter is considered at the meeting. If the Director or Alternate Director purports to vote on any matter contemplated by this clause, the Director’s or Alternate Director’s vote will not be counted. However, that Director may execute or otherwise act in respect of that contract or arrangement notwithstanding any material personal interest.

22.4	Directors to declare interest

(a)	Any Director who has a material personal interest in a matter that relates to the affairs of the Company must give the other Directors notice of the interest, unless the interest is of a type referred to in section 191(2)(a) of the Act, or all of the conditions referred to in section 191(2)(c) of the Act are satisfied.

(b)	The Director must declare the nature and extent of the Director’s interest and the relation of the interest to the affairs of the Company at the meeting of the Directors as soon as possible after the Director becomes aware of their interest in the matter.

(c)	A Director who has an interest in a matter may give a standing notice to the other Directors of the nature and extent of that Director’s interest in the matter in accordance with section 192 of the Act.

22.5	Directors to declare potential conflicts

Any Director who holds any office or possesses any property the holding or possession of which might (whether directly or indirectly) create duties or interests in conflict with its duties or interests as a Director of the Company must declare the fact of its holding that office or possessing that property and the nature and extent of any conflict at the first meeting of the Directors held after it becomes a Director or (if it is already a Director) at the first meeting of the Directors held after the relevant facts come to its knowledge.

22.6	Secretary to record declarations of Directors

The Secretary must record in the minutes of the meeting any declarations made or notices given by a Director under this Constitution.

22.7	Application to Alternate Director

The provisions of this clause 22 extend and apply to Alternate Directors.

23.	POWERS OF DIRECTORS

23.1	Powers of Directors

Subject to the Act, the Listing Rules and to any provision of this Constitution, the Directors will manage, or cause the management of, the business of the Company and the Directors may pay, or cause to be paid, all expenses incurred in promoting and forming the Company and may exercise, or cause to be exercised, all powers of the Company that are not, by the Act or by this Constitution, required to be exercised by the Company in general meeting.

23.2	Powers to borrow or raise money

Without limiting the generality of the previous clause, the Directors may from time to time at their discretion borrow or raise any sum or sums of money or obtain other financial accommodation for the purposes of the Company and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and upon any terms and conditions as they think fit and in particular by the issue or re-issue of bonds, perpetual or redeemable debentures or any mortgage, charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled or unpaid capital for the time being.

23.3	Directors may vote Shares in other corporations

Subject to the Act and the Listing Rules, the Directors may exercise the voting power conferred by the shares in any corporation held by the Company in any manner they think fit, including in circumstances where a Director may be interested in the exercise, such as an exercise in favour of any Resolution appointing a Director as an officer of a corporation or voting or providing for the payment of remuneration to officers of the other corporation.

23.4	Agent or attorney

The Directors may at any time appoint any person or persons to be an agent or attorney of the Company for any purposes and with any powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for any period and subject to any conditions as the Directors think fit. Any appointment may be made in favour of any company or the members, directors, nominees or managers of any company or firm or in favour of any fluctuating body of persons (whether nominated by the Directors or otherwise) and any document appointing an agent or power of attorney may contain provisions for the protection or convenience of the agent or attorney and of persons dealing with the agent or attorney as the Directors may think fit.

23.5	Sub-delegation of powers

Any agent or attorney appointed by the Directors may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

24.	EXECUTIVE DIRECTORS

24.1	Managing director

The Directors may at any time appoint one (1) or more members of the Board to the office of managing director or to any other executive office for any period and on any terms they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any appointment. Any appointment is automatically determined if the person ceases to be a Director including as a consequence of any of the circumstances in clause 20.4 applying.

24.2	Directors may confer powers on executive directors

The Directors may confer upon a managing director or other executive director any of the powers exercisable by the Directors upon those terms and conditions and with any restrictions as they think fit. Any powers so conferred may be concurrent with or to the exclusion of their own powers. The Directors may at any time revoke, withdraw, alter or vary all or any of those powers.

24.3	Remuneration of executive directors

Subject to the Listing Rules and the terms of any agreement entered into with any executive director, the Board may fix the remuneration of each executive director which may comprise salary or commission on or participation in profits of the Company (or comprising a combination of each) as the Directors determine.

25.	PROCEEDINGS OF DIRECTORS

25.1	Board meetings

The Directors may meet either:

(a)	in person at a single location;

(b)	by telephone;

(c)	by audiovisual linkup; or

(d)	by any other instantaneous communications medium for conferring by which they are able simultaneously to hear each other and to participate in discussion,

for the dispatch of business, and adjourn and otherwise regulate their meetings as they think fit.

25.2	Director to be regarded as present at meeting

A Director is regarded as present at a meeting where the meeting is conducted by technological means including telephone, audiovisual linkup or other instantaneous communications medium for conferring, if the Director is able to hear, and to be heard by, all others attending the meeting. Unless the Directors participating in the meeting become aware that communications have been disrupted, it will be conclusively presumed that all Directors known to have been participating in the meeting at its commencement have been present and to have formed part of the quorum at all times during the meeting. The disruption of communications during a meeting by technological communication will not invalidate proceedings at that meeting even if any such disruption is noted in the minutes of meeting.

25.3	Place of meeting

A meeting conducted utilizing any technological means by which the Directors are able simultaneously to hear each other and to participate in discussion including by telephone, audiovisual linkup or other instantaneous communications medium for conferring, will be deemed to be held at the place agreed upon by the Directors attending that meeting, provided that at least one (1) of the Directors present at the meeting was at that place for the duration of the meeting. The minutes must record that a meeting was held in accordance with this clause and any failure to make such record will not invalidate proceedings at that meeting. Meetings may be held outside Australia.

25.4	Convening of Directors meeting

A Director may at any time and the Secretary upon the request of a Director must convene a meeting of Directors on giving notice individually to every other Director and Alternate Director in accordance with clause 25.5.

25.5	Notice of meeting

Unless otherwise agreed by all Directors, seven (7) days notice of every meeting of Directors must be given to each Director and Alternative Director then in Australia, but failure to give or receive that notice will not invalidate any meeting.

25.6	Directors may act notwithstanding vacancy

The Directors may act notwithstanding any vacancy on the Board, but if and so long as their number is below the minimum number required under clause 19.2, they must not act except in the case of emergency or for the purpose of appointing Directors up to the minimum number or summoning a general meeting of the Company.

25.7	Quorum for Board meetings

At a meeting of Directors, the number of Directors necessary to constitute a quorum is that number as is determined by the Directors and, unless otherwise determined, is two (2).

25.8	Meeting competent to exercise all powers

A meeting of the Directors at which a quorum is present will be competent to exercise all or any of the powers and discretions vested in or exercisable by the Directors generally.

25.9	Chairperson of Board meetings

The Directors may elect one of their number as chairperson and another as deputy chairperson of their meetings and determine the periods for which they are to hold office. In the absence of the chairperson at a meeting of the Directors, the deputy chairperson, if present, may exercise all the powers and authorities of the chairperson. If no chairperson or deputy chairperson is elected or if at any meeting neither the chairperson nor the deputy chairperson is present within 10 minutes after the time appointed for the meeting, or the previously elected chairperson or deputy chairperson is unwilling to act, the Directors present at the meeting may choose one (1) of the Directors present to be chairperson of the meeting.

25.10	Documents tabled at meeting

An original document, or a photocopy or facsimile copy of that document, which is in the possession of, or has been seen by, all Directors attending the Directors’ meeting prior to, or at the time of, that meeting, will be deemed to be a document tabled at that meeting.

25.11	Questions to be decided by majority

Questions arising at any meeting of the Board will be decided by a majority of votes of Directors present and entitled to vote. Each Director present at a meeting of Directors has one (1) vote. Subject to clause 19.7(c) and 19.7(d) each Alternative Director present at a meeting of Directors has one (1) vote. Subject to the Listing Rules, in the case of an equality of votes, the chairperson of the meeting will have a second or casting vote, but the chairperson will not have a second or casting vote where there are only two (2) Directors present who are competent to vote on the question at issue.

25.12	Resolution in writing

A Resolution in writing of which notice has been given to all Directors for the time being entitled to receive notice of a meeting of the Directors and which is signed by a majority of Directors for the time being entitled to attend and vote at meetings of the Directors and which states that the Directors are in favour of the Resolution in the terms set out will be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. That Resolution may consist of several documents in like form each signed by one (1) or more of the Directors wherever they may be situated. For the purposes of this clause, the signature of an alternate Director will be as effective as, and may be substituted for, the signature of its appointor. The effective date of that Resolution is the date upon which the document or any of the counterpart documents was last signed. If a Resolution referred to in this clause 25.12 is signed by a majority of, but not all, the Directors, the Resolution is not treated as having been passed pursuant to this clause 25.12 unless the Secretary or the managing director certifies that a copy of the proposed resolution was sent in written form to each Director at the address notified for that purpose to the Secretary by the Director.

25.13	Resolution passed deemed to be determination of Board

Any Resolution properly passed at a duly convened meeting of the Directors at which a quorum is present will be deemed to be a determination by all the Directors or the Board for the purposes of this Constitution.

25.14	Committee powers and meetings

(a)	The Directors may delegate as they think fit any of their powers to a sole Director or to a committee or committees of Directors (consisting of such of their number and other persons as they see fit) and may revoke that delegation. A delegation of a power, or a specified class of powers, may be made either generally or as otherwise provided by the terms of delegation.

(b)	Any committee can exercise the powers delegated to it in accordance with any directions that may from time to time be imposed upon it by the Board. The exercise by the committee of a delegated power is taken to be exercised by the Directors. The delegation does not prevent the exercise of the power by the Directors. Where the exercise of a delegated power depends on the opinion, belief or state of mind of the Directors, the power may be exercised by the committee on the opinion, belief or state of mind of the committee.

(c)	The meetings and proceedings of any committee consisting of two (2) or more Directors will be governed by the provisions of this Constitution regulating the meetings and proceedings of the Directors so far as they are applicable and are not superseded by any direction made by the Board under this clause. The members of the committee may elect one of their number as chairperson for committee meetings. Where the committee holds a meeting and a chairperson has not been previously elected or the previously elected chairperson is not present within 10 minutes after the time appointed for holding the meeting or is unwilling to act then the members of the committee present may elect one such member to be chair of the meeting. The committee may meet in person or by any other means contemplated by clause 25.1.

25.15	Validity of acts of Directors

All acts done by any meeting of the Directors or by a committee of the Directors or by any person acting as a Director will be valid even it is discovered afterwards that there was some defect in the appointment or election of that Director or person acting as a Director or that any Director was disqualified or had vacated office or was otherwise not entitled to vote or act.

26.	SECRETARY

A Secretary or Secretaries of the Company must be appointed by the Directors in accordance with the Act. At least one (1) Secretary must be ordinarily resident in Australia. The Directors may also appoint acting and assistant Secretaries. Those appointments may be for any term, at any remuneration and upon any conditions as the Directors think fit and any person so appointed may be removed by the Directors. The Directors must not appoint a person as a Secretary unless, prior to the appointment, that person has given the Company a signed consent to act as Secretary.

27.	MINUTES AND REGISTERS TO BE KEPT

27.1	Minutes

The Directors must cause to be entered in minute books of the Company within one (1) Month of the relevant meeting, minutes containing details of:

(a)	the names of the Directors present at each meeting of the Directors and the names of any committee members present at a meeting of any committee formed under clause 25.14;

(b)	all declarations made or notices given by any Director (either generally or specifically) of its interest in any contract or proposed contract or of its holding of any office or property whereby any conflict of duty or interest may arise; and

(c)	all Resolutions and proceedings of general meetings of the Company, meetings of the Directors and meetings of any committee formed under clause 25.14 and all Resolutions passed by Directors without a meeting.

27.2	Minutes to be signed by chairperson

Any minutes of any general meetings of the Company, meetings of the Directors or meetings of any committee formed under clause 25.14 must be signed by the chairperson of the meeting or by the chairperson of the next succeeding meeting and once signed will constitute prima facie evidence of the matters stated in the minutes.

27.3	Registers

In accordance with and if required by the provisions of the Act and the Listing Rules, the Directors must cause the Company to keep:

(a)	a register of the holders of any debentures issued by the Company;

(b)	a register of charges; and

(c)	any other registers or sub-registers required by the Act, the Listing Rules, the ACO Rules or the ASX Settlement Operating Rules.

27.4	Branch registers

The Company may cause a branch register of Members to be kept at any place outside Australia. Subject to the Act, the Directors may make any provisions or arrangements they think fit for the keeping of any branch register, the transfer of Shares to, on or from any branch register and to ensure compliance with the requirements of any local law.

28.	THE SEAL

28.1	Use of common seal

If the Company has a seal:

(a)	the Directors must provide for the safe custody of the Seal;

(b)	the Seal must be used only with the authority of the Directors or a committee of the Directors with authority from the Directors to authorise the use of the Seal; and

(c)	every document to which the Seal is affixed must be signed by a Director and countersigned by another Director, a Secretary, an assistant Secretary or another person appointed by the Directors to countersign that document or a class of documents which includes that document.

This clause does not limit the manner in which the Company may execute a document or that a document may be executed on behalf of the Company. The Directors may determine that where an instrument is to be executed without using the Seal including on behalf of the Company, that the signature of any Director or the Secretary or any other person may be affixed by a mechanical or other automatic means

28.2	Duplicate seals

The Company may have for use in place of its common seal, one (1) or more duplicate official seals, each of which is a copy of the Seal with the addition on its face of the words “duplicate seal”. A document sealed with a duplicate official seal of the Company is to be treated as having been sealed with the Seal.

28.3	Share seal

The Company may also have a duplicate common seal which is a copy of the Seal with the addition on its face of the words “share seal”. The share seal must only be used in sealing certificates for Shares and other securities of the Company and must be used and affixed in like manner to the Seal. A certificate referring to or relating to securities of the Company sealed with such a duplicate seal is to be treated as being sealed with the Seal.

28.4	Affixing the Share seal

The Board may determine:

(a)	the manner (which may be by a mechanical or other automatic means) in which the share seal is to be affixed and that affixing attested;

(b)	that the affixing of the share seal need not occur in the presence of any person;

(c)	that no signatures of any persons are required for the affixing of the share seal; and

(d)	that, if signatures are required for the affixing of the share seal, those signatures may be affixed by any mechanical or other automatic means.

Any instrument bearing the Seal, the duplicate seal or the share seal if issued for valuable consideration will be binding on the Company notwithstanding any irregularity affecting the authority of the Directors to issue the same, or the circumstances of its issue.

29.	NEGOTIABLE INSTRUMENTS

All cheques, bills of exchange, promissory notes and other negotiable instruments may be signed, drawn, accepted, made, endorsed or otherwise executed (as the case may be) for and on behalf of the Company by any persons and in any manner as the Directors may determine.

30.	RESERVES

30.1	Reserves

Before declaring any dividends, the Directors may:

(a)	set aside out of the profits of the Company any sums they think proper as reserves to be applied, at the discretion of the Directors, to meet contingencies, to equalise dividends, to pay special dividends, to repair, improve or maintain any property of the Company or for any other purpose the Directors in their absolute discretion consider to be in the interests of the Company; and

(b)	pending that application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in any investments the Directors think fit (including the purchase of Shares of the Company subject to the Act). The Directors may deal with and vary these investments and dispose of all or any part for the benefit of the Company and may divide the reserves into special reserves as they think fit.

30.2	Carry forward of profits

The Directors may carry forward any profits they consider ought not to be distributed as dividends without transferring those profits to a reserve.

30.3	Revaluation of assets

Subject to the Act, the Directors may revalue any assets of the Company.

31.	DIVIDENDS

31.1	Power to determine and declare dividends vested in Directors

The power to determine that a dividend is payable and to declare dividends (including interim dividends) to be paid to Members according to their rights and interests in the profits of the Company is vested in the Directors who may fix the amount and the timing and the record date for determining entitlements to, and for payment and the method of payment of any dividend in accordance with this Constitution and the Act.

31.2	Apportionment of dividends

Subject to this Constitution, the Act, the Listing Rules and the rights of Members entitled to Shares with preferential, special or qualified rights as to dividend, dividends are to be apportioned and paid among the Members in proportion to the amounts paid up (not credited) on the Shares held by them. Any amount paid on a Share in advance of a call will be ignored when calculating the relevant proportion.

31.3	Not restricted to profits

Dividends may be paid as permitted by the Act and are not restricted to being payable out of the profits of the Company.

31.4	Dividend payable by distribution of assets

(a)	Without restricting the powers of the Directors, the Directors when declaring a dividend may:

(i)	resolve that the dividend be paid wholly or partly by the distribution of specific assets including bonus Shares or other securities of the Company or any other corporation; and

(ii)	to the extent permitted by law, direct that the dividend be payable to particular Members wholly or partly out of or from any particular fund or reserve or source or out of profits derived from any particular source or activity and to the remaining Members wholly or partly out of or from any other particular fund or reserve or source or out of profits derived from any other particular source or activity and may make the direction despite that by doing so the dividend will form part of the assessable income for taxation purposes of some Members and will not form part of the assessable income of others.

(b)	All matters concerning those dividends including fixing the valuation of assets, cash payments to be made to any Members on the basis of any value so fixed in order to adjust the rights of all parties and vesting of assets in trustees is determined by the Directors as they think expedient.

31.5	Dividends may be payable in foreign currency

Dividends will be declared in Australian currency, but the Directors may, if they think fit, determine that any dividend payable to some or all the Members will be paid in a currency or currencies other than Australian currency and for that purpose the Directors may at the time of declaration of the dividend stipulate a date on which they will determine the rate or rates at which the dividend will be converted into the other currency or currencies. Payment in another currency or currencies of the amount of any dividend converted pursuant to this clause will be deemed as between the Company and all Members to be an adequate and proper payment of the amount of the dividend.

31.6	No interest payable on dividends

Interest is not payable by the Company in respect of any dividend.

31.7	Directors may retain certain dividends

The Directors may retain the dividends payable on any Shares in respect of which any person is entitled to become a Member as a consequence of death, bankruptcy or other operation of law until that person or a nominated transferee becomes a Member in respect of the Shares.

31.8	Directors may deduct from dividends money payable to Company

The Directors may deduct from any dividend payable to a Member all sums of money (if any) presently payable by the Member to the Company on account of calls or otherwise.

31.9	Payment of dividends

A dividend may be paid in cash, by the issue of shares, by the grant of options or by the transfer of assets. Any dividend, interest or other monies payable in respect of any Shares may be paid by:

(a)	electronic funds transfer to a bank account held in the name of and nominated by the Member or the person entitled; or

(b)	cheque sent through the post to:

(i)	the registered address of the Member or person entitled or, in the case of joint holders, to the registered address of that holder whose name appears first on the Register in respect of the joint holding; or

(ii)	that person at that address as the holder or joint holders may in writing direct,

and every cheque will be made payable to the order of the person to whom it is sent and is at its risk.

31.10	Unclaimed dividends

Except as otherwise provided by the Act, all dividends unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed or until dealt with under any law relating to unclaimed moneys.

31.11	Effect on dividends of transfer of shares

Subject to the ACO Rules and ASX Settlement Operating Rules, the right to any dividend on shares the transfer of which is registered after the record date for the dividend but before the dividend is paid will not pass to the new holder of such shares.

31.12	Dividend Reinvestment Plan

The Directors may implement and in their discretion maintain, on terms and conditions determined by the Directors from time to time:

(a)	a dividend reinvestment plan (the Dividend Reinvestment Plan) for cash dividends paid by the Company in relation to Shares in the capital of the Company to be reinvested by way of subscription for Shares to be issued and allotted by the Company. Participation in the Dividend Reinvestment Plan will be available to those Members who wish and elect to participate in the Dividend Reinvestment Plan and are eligible to do so under the terms and conditions of the Dividend Reinvestment Plan; or

(b)	a bonus share plan (the Bonus Share Plan) whereby any Member may forego any cash dividends otherwise payable by the Company in relation to Shares in the capital of the Company and to receive instead some other entitlement in accordance with the Bonus Share Plan including the allotment to the Member of Shares in the capital of the Company. Participation in the Bonus Share Plan will be available to those Members who wish and elect to participate in the Bonus Share Plan and are eligible to do so under the terms and conditions of the Bonus Share Plan.

31.13	Amendment of Dividend Reinvestment Plan

The Directors may vary, amend or suspend any terms or conditions or operation of the Dividend Reinvestment Plan or Bonus Share Plan as and when they think fit in their discretion.

32.	CAPITALISATION OF PROFITS

32.1	Capitalisation of profits

Subject to the Act and the Listing Rules, the Directors may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts, profit and loss account, arising from a revaluation or sale of assets or otherwise available for distribution to Members. The sum capitalised will be applied for the benefit of Members (in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend) in one or more of the following ways:

(a)	in or towards paying up any amounts for the time being unpaid on any Shares held by those Members; or

(b)	in paying up in full or in part any unissued Shares or debentures of the Company to be allotted and distributed to those Members;

(c)	for any other purpose approved by the Company in general meeting,

and any such application under clause 32.1(a), 32.1(b) and 32.2(c) must be accepted by Members entitled to share in the distribution in full satisfaction of their interests in the capitalised amount.

32.2	Directors powers in relation to capitalisation of profits

In giving effect to any Resolution for capitalisation under clause 32.1, the Directors may:

(a)	to the extent necessary to adjust the rights of Members among themselves, appoint and authorise any person to make an agreement with the Company on behalf of the Members entitled to benefit from the Resolution where that agreement is required under the Act or is otherwise considered by the Directors to be desirable and any agreement made under this authority is effective and binding on all the Members concerned;

(b)	issue fractional certificates or make cash payments where Shares or debentures become issuable in fractions; and

(c)	otherwise make provisions for adjusting differences and settling any difficulty arising pursuant to the Resolution including a determination that fractions will be disregarded or that a fractional entitlement be increased to the next whole number.

33.	FINANCIAL STATEMENTS

33.1	Financial records

The Directors must cause financial and other records to be kept to correctly record and explain the transactions and financial position of the Company, to enable true and fair profit and loss accounts and balance sheets to be prepared and to permit preparation of any other documents, required by the Act, the Listing Rules or this Constitution. The records must be kept:

(a)	in a manner which will to enable them to be conveniently and properly audited;

(b)	for not less than 7 years after the completion of the transactions or operations to which they relate; and

(c)	at the Office or at any other place as the Directors think fit and at all times be open to inspection by the Directors.

33.2	Financial, Director’s and auditor’s reports to be laid before annual general meeting

At each annual general meeting, the Directors must lay before the Company a financial report, a Directors’ report and an auditor’s report for the last Financial Year of the Company that ended before that annual general meeting which comply with all applicable provisions of the Act and the Listing Rules.

33.3	Financial statements and reports

The Company must cause copies of the Company’s financial statements and other reports to be lodged with the ASIC and ASX and provide holders of its securities with access to or copies of the financial statements and other reports or a concise report as required by and in accordance with the Act and the Listing Rules.

34.	AUDIT

34.1	Auditors

Auditors of the Company are appointed and removed and their remuneration, rights and duties are regulated by the Act.

34.2	Financial statements to be audited

The financial statements of the Company for each Financial Year must be audited by the auditors in accordance with the Act.

34.3	Register to be audited

The Register, including any sub-registers kept pursuant to the Listing Rules, the ACO Rules or the ASX Settlement Operating Rules, and any branch register of Members of the Company must be audited at least once every 12 Months or whenever ASX otherwise asks.

35.	INSPECTION OF RECORDS

Subject to the Act, the Directors may determine whether, to what extent, at what times and places and under what conditions the accounting and other records of the Company or any of them will be open to the inspection of the Members. No Member (who is not a Director) will have any right to inspect any account, book or document of the Company or receive any information concerning the business, trading or customers of the Company or any trade secret or secret process of the Company except as provided by the Act or as authorised by the Directors or a Resolution of the Company in general meeting.

36.	NOTICES

36.1	Service of notices by Company

A notice may be given by the Company to any Member:

(a)	personally;

(b)	by facsimile or electronically to the relevant facsimile number or electronic address of the Member as shown on the Register or provided by the Member;

(c)	by sending it by post addressed to the Member at the address for the Member as shown in the Register; or

(d)	otherwise by any method (including by advertisement) as the Directors may determine.

36.2	Posting notices to overseas Members

In the case of a Member whose registered address is outside Australia, a notice sent by post will be sent by airmail.

36.3	Notices to joint holders

A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder whose name appears first in the Register and that notice will be sufficient notice to all the joint holders.

36.4	Notice deemed to be served

(a)	Any notice by advertisement will be deemed to have been served on the day of publication of the newspaper containing the advertisement.

(b)	Any notice sent by post will be deemed to have been served on the business day following the day on which the notice is posted unless sent by airmail to an address outside the country in which it was posted, in which case it will be deemed to have been served on the seventh business day following the day on which it is posted. The day of posting need not be a business day.

(c)	A notice sent by facsimile or other electronic means will be deemed to have been served on the same day that it is sent and a correct transmission report is received.

(d)	Any notice sent by electronic means and no delivery failure report is received, on the day it is sent.

(e)	Any notice sent personally or left at the Member’s registered address, when delivered.

36.5	Service by post

In proving service by post, it will be sufficient to prove that the notice was properly addressed and posted with the required postage. A certificate in writing signed by any manager, Secretary or other officer of the Company that the notice was so addressed and posted is conclusive evidence of proper service by post.

36.6	Notices to Members whose whereabouts unknown

Where:

(a)	the Company has bona fide reason to believe that a Member is not known at the address shown for that Member in the Register;

(b)	the Company has subsequently made an enquiry at that address as to the whereabouts of the Member; and

(c)	the enquiry either elicits no response or a response indicating that the Member’s present whereabouts are unknown,

all future notices will be deemed to be given to the Member if the notice is exhibited in the Office for a period (not including weekends and public holidays) of 48 hours and will be deemed to be duly served at the commencement of that period. This clause will apply unless and until the Member informs the Company that the Member has resumed residence at the Member’s address shown in the Register or notifies the Company of a new address to which the Company may send the Member notices (which new address is deemed to be the Member’s registered place of address).

36.7	Notices binding on transferees

Every person who by operation of law, transfer or otherwise becomes entitled to any Share will be bound by every notice in respect of the Share which, prior to its name and address being entered on the Register, is duly given to the person from whom it derives its title to the Share.

36.8	Notice to deceased or bankrupt Members

Any notice or document given to a Member by any method set out in clause 36.1 will be deemed to have been duly given in respect of any Shares held solely or jointly by the Member despite that the Member is deceased or bankrupt and whether or not the Company has notice of its decease or bankruptcy until some other person is registered in its stead as the holder or joint holder.

36.9	Signing of notices

The signature to any notice to be given by the Company may be written or printed.

36.10	Counting of days

Where a given number of days of notice or notice extending over any other period is required to be given, the day on which notice is deemed to be given will not be counted in the number of days or other period.

37.	WINDING UP

37.1	Distribution of surplus assets

If in a winding up, there remains any assets available for distribution to Members, then subject to the rights of the holders of Shares issued upon special terms and conditions, this Constitution, the Act and the Listing Rules, those assets will be distributed amongst the Members in returning capital paid up on their Shares and distributing any surplus in proportion to the amount paid up (not credited) on Shares held by them whether or not the liquidator exercises the power under clause 37.3.

37.2	Fee or commission paid to liquidator to be approved in general meeting

No fee or commission will be paid by the Company to any Director or liquidator upon any sale or realisation of the Company’s undertaking or assets or any part thereof except with the approval of the Company in general meeting, that meeting to be convened by notice specifying the fee or commission proposed to be paid.

37.3	Distribution in specie

If the Company is wound up (whether voluntarily or otherwise), the liquidator may, with the sanction of a Special Resolution and subject to the rights of the holders of Shares issued upon special terms and conditions, divide among the contributories in specie or kind the whole or any part of the assets of the Company and may, subject to obtaining the same sanction, vest the whole or any part of the assets of the Company in trustees upon those trusts for the benefit of the contributories or any of them as the liquidator thinks fit. For the purposes of this clause, the liquidator may set values as it considers fair and reasonable on any property to be divided and determine how the division is to be carried out as between the Members or different classes of Members.

37.4	Member need not accept encumbered property

No Member will be compelled by the provisions of this clause 37 to accept property, including shares or other securities, in respect of which there is any liability.

38.	INDEMNITY AND INSURANCE

38.1	Indemnity

To the extent permitted by law:

(a)	the Company must indemnify each Director and other officer of the Company (and former Director and other officer of the Company) against any liability (other than legal costs) incurred in acting as a Director, officer of the Company or director or officer of a Related Body Corporate of the Company other than:

(i)	a liability owed to the Company or a Related Body Corporate;

(ii)	a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H of the Act; or

(iii)	a liability that did not arise out of conduct in good faith;

(b)	the Company must indemnify each Director and other officer of the Company (and former Director and other officer of the Company) for costs and expenses incurred by a Director or officer of the Company in defending an action for a liability incurred in acting as a Director, officer of the Company or director or officer of a Related Body Corporate of the Company except for legal costs incurred:

(i)	in defending or resisting any proceedings, whether civil or criminal, in which the Director or officer is found to have a liability for which they could not be indemnified under subclause (a) above;

(ii)	in defending or resisting criminal proceedings in which the Director or officer is found guilty;

(iii)	in defending or resisting proceedings brought by the Australian Securities and Investments Commission or by a liquidator for a court order if the grounds for making the order are found by the court to have been established, except for costs incurred in responding to actions taken by the Australian Securities and Investments Commission or a liquidator as part of an investigation before commencing proceedings for the court order; or

(iv)	in connection with proceedings for relief to the Director or other officer under the Act in which the relief is denied by the court; and

(c)	the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by a Director or officer, on the condition that the Director or officer must repay the amount paid by the Company to the extent that the Company is ultimately found not liable to indemnify the Director or officer for those legal costs.

38.2	Insurance

To the extent permitted by law the Company may pay, or agree to pay, a premium in respect of a contract insuring a person who is or has been a Director or other officer of the Company or of a subsidiary of the Company against a liability incurred by the person in his or her capacity as Director or other officer of the Company or subsidiary of the Company or in the course of acting in connection with the affairs of the Company or subsidiary of the Company or otherwise arising out of the person holding such office, other than a liability (not including a liability for legal costs) arising out of:

(a)	conduct involving wilful breach of duty in relation to the Company or subsidiary of the Company; or

(b)	a contravention of section 182 or 183 of the Act.